UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FINANCE OF AMERICA COMPANIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 26, 2022

Dear Stockholder:

Please join us for Finance of America Companies Inc.’s Annual Meeting of Stockholders to be held on Wednesday, June 8, 2022, at 9:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and employees, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/FOA2022 and entering the control number shown on your proxy card or the instructions that accompanied your proxy materials.

We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The board of directors recommends that you vote “FOR” each of the proposals listed on the attached notice.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Finance of America Companies Inc.

Sincerely,

Lauren Richmond
General Counsel & Corporate Secretary

FINANCE OF AMERICA COMPANIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., Eastern Time, on Wednesday, June 8, 2022

VIRTUAL LOCATION	You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/FOA2022 and entering the control number shown on your proxy card or the instructions that accompanied your proxy materials. You will need to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

ITEMS OF BUSINESS	1. To elect the director nominees listed in the Proxy Statement.
2. To conduct an advisory vote to approve the compensation of the named executive officers of the Company.
3. To conduct an advisory vote to approve the frequency of future advisory votes on the compensation of the named executive officers of the Company.
4. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022.
5. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 19, 2022.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning a proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Anthony W. Villani
Chief Legal Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 8, 2022: This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge at https://ir.financeofamerica.com/sec-filings/all-sec-filings. A list of stockholders of record at the close of business on April 19, 2022 will be open for examination electronically during the Annual Meeting by registering at www.virtualshareholdermeeting.com/FOA2022.

PROXY VOTING METHODS

If, at the close of business on April 19, 2022, you were a stockholder of record you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone or by mail. You may also revoke your proxies at the times and in the manner described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on June 7, 2022 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

FINANCE OF AMERICA COMPANIES INC.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Telephone: (877) 202-2666

PROXY STATEMENT

Annual Meeting of Stockholders

June 8, 2022

GENERAL INFORMATION

Unless the context otherwise requires, all references to “we,” “us,” “our,” “Finance of America,” “FoA,” or the “Company” refer to Finance of America Companies Inc. and its consolidated subsidiaries. References to “FoA Equity” are to Finance of America Equity Capital LLC, a Delaware limited liability company, that the Company controls in an “UP-C” structure.

On April 1, 2021, the Company became a public company as a result of a series of transactions pursuant to which Replay Acquisition Corp. (“Replay”) combined with Finance of America Companies Inc. (the “Business Combination”), and began trading under the symbol “FOA” on the New York Stock Exchange on April 5, 2021.

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the solicitation by the board of directors (the “Board” or “board of directors”) of Finance of America Companies Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 8, 2022 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. On or about April 26, 2022, we distributed or made available, as the case may be, this Proxy Statement, and our Annual Report for the fiscal year ended December 31, 2021 (referred to as the “Proxy Materials”), notifying each stockholder entitled to vote at the Annual Meeting how to vote.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of Brian L. Libman, Menes O. Chee, Norma C. Corio, Robert W. Lord, Tyson A. Pratcher and Lance N. West (the “Nominees”) as directors on the Company’s Board;

•	Proposal No. 2: An advisory vote to approve the compensation of the named executive officers of the Company;

•	Proposal No. 3: An advisory vote to approve the frequency of future advisory votes on the compensation of the named executive officers of the Company; and

•	Proposal No. 4: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022.

Who is entitled to vote?

Stockholders as of the close of business on April 19, 2022 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 62,322,681 vested shares of our Class A Common Stock outstanding, 4,258,500 unvested shares of our Class A Common Stock outstanding and 15 shares of our Class B Common Stock outstanding.

Holders of our Class A Common Stock have one vote for each share held as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of limited liability company interests (“FoA Units”) in FoA Equity. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

What constitutes a quorum?

The presence in person or by proxy of stockholders holding a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

How many votes are required to approve each proposal?

Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

Under our Bylaws, the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on such matter is required to approve the compensation of the named executive officers of the Company (Proposal No. 2), the frequency of future advisory votes on the compensation of the named executive officers of the Company (Proposal No. 3), and the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022 (Proposal No. 4).

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1, 2 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 4 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each Nominee. Votes that are “WITHHELD” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the advisory vote to approve the compensation of the named executive officers (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the compensation of the named executive officers. Abstentions will count as a vote “AGAINST” Proposal No. 2 and broker non-votes will have no effect on the outcome of Proposal No. 2.

With respect to the advisory vote to approve the frequency of future advisory votes on the compensation of the named executive officers (Proposal No. 3), you may vote “ONE-YEAR,” “TWO-YEAR,” “THREE-YEAR” or “ABSTAIN.” Abstentions will count as a vote “AGAINST” Proposal No. 3 and broker non-votes will have no effect on the outcome of Proposal No. 3. The frequency that receives the highest number of votes cast by stockholders will be deemed the preferred frequency for future advisory votes on named executive officer compensation that has been selected by stockholders.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 4), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions are counted as a vote “AGAINST” this proposal. There are no broker non-votes with respect to Proposal No. 4, as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.

If you sign and submit your proxy card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement;

•	“FOR” the approval of the compensation of named executive officers;

•	“ONE YEAR” for the approval of the frequency of future advisory votes on the compensation of the named executive officers; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your Proxy Materials in order to vote by Internet.

•

By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your Proxy Materials in order to vote by telephone.

•

By Mail—If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on June 7, 2022, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than 11:59 p.m., Eastern Time, on June 7, 2022.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?

This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FOA2022 and enter the control number shown on your proxy card or the instructions that accompanied your Proxy Materials. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:

•

instructions on how to attend and participate via the internet, including a unique link to access the annual meeting and how to demonstrate proof of stock ownership, will be emailed to you after completion of your registration;

•

assistance with questions regarding how to attend and participate via the internet will be provided in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting;

•	stockholders may vote and submit questions while attending the Annual Meeting via the internet; and

•

you will need the 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your Proxy Materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

In light of the public health concerns due to the COVID-19 pandemic and to support the health and well-being of our stockholders and employees, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

How do I vote online during the Annual Meeting?

If you are a stockholder of record, you may vote your shares by attending the 2022 Annual Meeting of Stockholders online and following the on-screen voting instructions.

If you hold your shares in “street name” and you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, dealer or other similar organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. If applicable, please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting. Technical support will be available starting at 8:45 a.m., Eastern Time, on Wednesday, June 8, 2022 and until the meeting has finished.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 7, 2022;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 11:59 p.m., Eastern Time, on June 7, 2022;

•	attending the virtual Annual Meeting and voting in person; or

•	delivering a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 7, 2022.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy, the named proxies will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees of the Company (for no additional compensation) in person or by telephone, e-mail or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The number of authorized directors is currently seven and may be changed by resolution of our board of directors. At this Annual Meeting, all director nominees will be elected for a one-year term, expiring at the next annual meeting of stockholders.

The biographies below describe the business experience of each director nominee standing for re-election. In considering each director nominee for election at the Annual Meeting, the nominating and corporate governance committee assessed the contributions of those directors recommended for re-election in the context of the perceived needs of the Board. See discussion under “Board Nomination Process, Identifying Nominees for Election to the Board.”

The Board expects that each of the nominees listed below will be available for election as a director. However, if one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for any substitute nominees as the Board may nominate. If a nominee is not available for election or is otherwise unable to serve as a director, the Board may reduce its size or choose a substitute nominee.

Nominees for Election to the Board of Directors in 2022

The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the class and term of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director-nominee should serve as a director.

Name	Age	Principal Occupation and Other Information

Brian L. Libman	56	Brian L. Libman oversees our Company’s business strategy and has served as the Chairman of our board of directors since the closing of the Business Combination. He is the architect of the Company’s unique business model, and it is his vision that guides the Company. Mr. Libman has spent his entire career in the specialty finance area and has been involved in structuring and consummating the acquisitions of more than twenty businesses. Prior to creating Finance of America in 2013, he was the managing partner and CEO of Green Tree Servicing and became the Chief Strategy Officer of its public market successor. He began his career at Lehman Brothers and spent more than a decade developing the loan acquisition, servicing and lending businesses there, including the creation of Aurora Loan Services, one of the nation’s leading alternative mortgage originators and servicers. Through his deep knowledge of the lending space, he invented and was awarded patent: US20070136186A1 for his Automated Loan Evaluation System, which is a system and method for providing a loan pricing model for various lending scenarios. Mr. Libman submatriculated with honors from The Wharton School at the University of Pennsylvania, having earned both his M.B.A. and B.S.E.

Menes O. Chee	44	Menes O. Chee has served as a member of FoA Equity’s board of managers since 2017 and became member of the Company’s board of directors following the closing of the Business Combination. Mr. Chee is a Senior Managing Director of Blackstone Inc.; he is a founding partner and member of the investment committee of Blackstone Inc.’s Tactical Opportunities Group. Before joining Blackstone, Mr. Chee was a Principal with TPG-Axon Capital and a private equity investment professional with Texas Pacific Group. Mr. Chee began his career at Donaldson Lufkin & Jenrette in the Leveraged Finance and Merchant Banking groups. Mr. Chee graduated magna cum laude from the University of Pennsylvania with a B.S. in Economics from the Wharton School and a B.A. from the College of Arts and Sciences, where he was elected to Phi Beta Kappa.

Name	Age	Principal Occupation and Other Information
Norma C. Corio	61	Norma C. Corio joined the Company’s board of directors upon the closing of the Business Combination. Ms. Corio currently serves as a Senior Managing Director at OEP. Prior to joining OEP in 2018, Ms. Corio served as the CFO of American Express Global Business Travel from June 2014 to June 2017. Prior to her role at American Express Global Business Travel, Ms. Corio served as Co-President of Miller Buckfire from April 2013 to May 2014. Ms. Corio previously worked for JPMorgan Chase from October 1982 to March 2013 where she held various positions, including Treasurer and, separately, Head of Restructuring within the Investment Banking division, where she led corporate financings from June 1995 to August 2008. Ms. Corio also held positions in credit and risk management and investor relations. Ms. Corio serves as a member of the board of directors of public companies Cicor Technologies Ltd. (SWX:CICN-CH) and GO Acquisition Corp. (NYSE:GOAC.U), a SPAC, and private companies Omni Environmental Solutions, Wood Technologies International, and Bibliotheca. Ms. Corio is Chair of the audit committees of GO Acquisition Corp. and Omni Environmental Solutions and a member of the audit committees of Cicor Technologies Ltd. and Wood Technologies International; Chair of the compensation committee of Wood Technologies International; and a member of the compensation committee and nominating committee of GO Acquisition Corp. Ms. Corio previously served as a member of the board of directors of Intren. Ms. Corio received her MBA in Banking & Finance from Pace University and her B.A. in Economics from LeMoyne College.

Robert W. Lord	59	Robert W. Lord joined the Company’s board of directors upon the closing of the Business Combination. Mr. Lord has served as an IBM Senior Vice President of the Weather Company and IBM Alliances since January 2022. Mr. Lord also served as Senior Vice President of Cognitive Applications, Blockchain, and Ecosystems at IBM from February 2019 to January 2022. He also served as the Chief Digital Officer for IBM from April 2016 to February 2019. From August 2013 until February 2016, Mr. Lord served as both President of AOL and CEO of AOL Platforms at Verizon Communications Inc. Mr. Lord also held a number of leadership roles at Razorfish, Inc. from November 2002 to July 2013, serving most recently as Global CEO. Mr. Lord has served as a member of the board of directors of Aqua Finance, Inc. since October 2020 and previously served as a member of the boards of directors of Williams-Sonoma, Inc. from October 2017 to December 2019 and ScreenVision Media, Inc. from February 2016 to April 2018. Mr. Lord holds a B.S. in Industrial Engineering and Operations Research from Syracuse University and an M.B.A. from Harvard University.

Tyson A. Pratcher	47	Tyson A. Pratcher joined the Company’s board of directors upon the closing of the Business Combination. Mr. Pratcher currently serves as a Senior Advisor at 7 Acquisition Corporation and Managing Director at the RockCreek Group. Before joining the RockCreek Group in 2020, Mr. Pratcher served as the Head of Investments at TFO USA from 2017 to 2019. Prior to his role with TFO USA, Mr. Pratcher served as the Director of Opportunistic Investments and the Director of Absolute Return Strategies at the New York State Common Retirement Fund from 2007 to 2017. Mr. Pratcher serves as a member of the board of trustees of FS Multi-Alternative Income Fund. Mr. Pratcher previously served as a member of the board of directors of Organix Recycling, Inc. from 2018 to 2020 and on the boards of directors of Citizens Parking and GripInvest from 2017 to 2019. Mr. Pratcher holds a J.D. from Columbia Law School and a B.S. in Political Science from Hampton University.

Name	Age	Principal Occupation and Other Information
Lance N. West	61	Lance N. West joined the Company’s board of directors upon the closing of the Business Combination. Mr. West previously served as Partner and Senior Managing Director of Centerbridge Partners and former Chairman & CEO of Centerbridge Partners Europe from 2006 to 2018. Since his retirement from Centerbridge Partners in 2018, Mr. West has been an active private investor in and Senior Advisor to several businesses. Before joining Centerbridge, Mr. West was a Partner Managing Director at Goldman Sachs & Co. LLC, where he headed the firm’s Principal Finance Group. Prior to joining Goldman Sachs & Co. LLC in 1999, he was founder and CEO of Greenthal Realty Partners LP and GRP Financial LLC from 1992 to 1999. Prior to founding GRP, Mr. West was an executive vice president-principal with The Charles H. Greenthal Group, Inc. and began his career as a Member of the Technical Staff at AT&T Bell Laboratories from 1982 to 1984. Mr. West earned his M.S. in Electrical Engineering from the California Institute of Technology in 1983, and graduated magna cum laude with a B.S. in Electrical Engineering from Tufts University in 1982. Mr. West has served as a board member or chair of public and private companies globally including BankUnited (NYSE: BKU), Aktua Soluciones Financieras, Intrepid Aviation Holdings LLC, Green Tree Holdings, Resort Finance America LLC, Triad Financial SM LLC, Williams & Glyn’s Bank Limited (pre-IPO Transition Board), APCOA Parking Holdings GmbH, & Duo Bank (Walmart Bank) Canada.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our board of directors directs and oversees the management of our business and affairs and has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Composition of the Board of Directors

Our business and affairs are managed under the direction of the board of directors. In connection with the Business Combination, the Company and certain pre-closing equityholders of FoA Equity entered into a Stockholders Agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, each of certain funds affiliated with Blackstone Inc. (“Blackstone,” and such funds, the “Blackstone Investors”) and an entity controlled by Brian L. Libman (Brian L. Libman and certain entities controlled by him, the “BL Investors” and, together with the Blackstone Investors, the “Principal Stockholders”) are entitled to nominate a certain number of directors to the board of directors, based on each such holder’s ownership of the voting securities of the Company. See “Certain Relationships and Related Person Transactions—Stockholders Agreement.”

Director Independence and Independence Determinations

Our board of directors has affirmatively determined that each of Mr. Chee, Ms. Corio, Mr. Lord, Mr. Pratcher and Mr. West qualify as independent directors under the NYSE listing standards.

Board Nomination Process, Identifying Nominees for Election to the Board

The nominating and corporate governance committee is responsible for identifying, evaluating and recommending nominees for election to our board of directors. Final selection of director nominees for election remains within the sole discretion of our board of directors.

Depth of experience, fitness and the ability to make meaningful contributions to our board of directors’ oversight of the business and affairs of the Company in addition to a willingness to exercise independent judgment, and an impeccable reputation for honest and ethical conduct that align with our core values, are important factors when identifying opportunities to add new directors to our board of directors. Additionally, in identifying new director candidates, our board of directors evaluates a candidate’s time commitments to ensure the appropriate amount of time, energy, and care is given to the needs of our business.

Our nominating and corporate governance committee often identifies potential director candidates by asking current directors and executive officers for their recommendations of persons they believe possess the right mix of criteria and qualifications, and are prepared to represent the best interests of the Company and our stockholders. Our nominating and corporate governance committee may also engage firms that specialize in identifying director candidates to our board of directors. Director nominations also may be made at the recommendation of stockholders pursuant to our amended and restated bylaws.

Our nominating and corporate governance committee will evaluate candidates for nomination for election to the board of directors, including those recommended by stockholders on a substantially similar basis as it considers other nominees. Our amended and restated bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.

Our Stockholders Agreement grants our Principal Stockholders the right to designate nominees to our board of directors subject to the maintenance of certain ownership requirements. Mr. Chee, who is an employee of Blackstone, and Mr. Libman were designated by our Principal Stockholders in accordance with the Stockholders Agreement. For additional information on our Stockholders Agreement, see “Certain Relationships and Related Transactions—Stockholders Agreement.”

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our board of directors considered the following important characteristics, among others:

•	Mr. Libman—our board of directors considered Mr. Libman’s perspective, experience and thorough knowledge of our industry as our founder and Chairman.

•	Ms. Cook—our board of directors considered Ms. Cook’s many years of experience as a financial services executive and her leadership role with the Company.

•	Mr. Chee—our board of directors considered Mr. Chee’s affiliation with Blackstone, his investment expertise and experience working with companies backed by private equity sponsors.

•	Ms. Corio—our board of directors considered Ms. Corio’s extensive financial and management experience and her insight from having served on the boards of directors of public and private companies.

•	Mr. Lord—our board of directors considered Mr. Lord’s leadership skills obtained through extensive executive management and board experience.

•	Mr. Pratcher—our board of directors considered Mr. Pratcher’s considerable financial and investment background, including as a Managing Director at the RockCreek Group.

•	Mr. West—our board of directors considered Mr. West’s financial and investment expertise and his experience serving on the boards of directors of public and private companies.

Controlled Company Exception

Our Principal Stockholders control a majority of the combined voting power of all classes of the Company’s stock entitled to vote generally in the election of directors. As a result, the Company is a “controlled company” within the meaning of NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of the board of directors consist of independent directors, (2) that the board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that the Company ceases to be a “controlled company” and the Company’s shares continue to be listed on the NYSE, the Company will be required to comply with these provisions within the applicable transition periods.

Board Committees

The board of directors has established an audit committee, compensation committee and nominating and corporate governance committee. The responsibilities of each committee are described below. The composition of each committee has been made in accordance with NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), as applicable. The board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

Each of the standing committees of the board of directors discussed below operate under written charters. The charters for our audit committee, compensation committee and nominating and corporate governance committee are available on our website under https://ir.financeofamerica.com/corporate-governance/governance-documents. The information contained on, or accessible from, our website is not a part of this report by reference or otherwise.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee	Independent Director
Brian L. Libman		Chair	X
Patricia L. Cook
Menes O. Chee		X	Chair	X
Norma C. Corio	Chair			X
Robert W. Lord	X		X	X
Tyson A. Pratcher	X			X
Lance N. West		X		X

All directors are expected to make their best effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2021, the Board held three meetings, the audit committee held four meetings, the compensation committee held three meetings and the nominating and corporate governance committee held no meetings. During fiscal 2021, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.

Audit Committee

Our audit committee consists of Ms. Corio and Messrs. Lord and Pratcher, with Ms. Corio serving as chair. Ms. Corio and Messrs. Lord and Pratcher qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Corio qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that all members of the audit committee satisfy the financial literacy requirements of the NYSE.

Our audit committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the board of directors in evaluating the qualifications, performance and independence of our independent auditors;

•	assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

•	assisting the board of directors in monitoring our compliance with legal and regulatory requirements;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the board of directors in monitoring the performance of our internal audit function;

•	monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the Securities and Exchange Commission (“SEC”) require to be included in our annual proxy statement.

Compensation Committee

Our compensation committee consists of Messrs. Libman, Chee and West, with Mr. Libman serving as chair.

The compensation committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our CEO’s compensation level based on such evaluation;

•

reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	reviewing and making recommendations with respect to our equity compensation plans.

Nominating and Corporate Governance committee

Our nominating and corporate governance committee consists of Messrs. Libman, Chee and Lord, with Mr. Chee serving as chair.

The nominating and corporate governance committee is responsible for, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;

•	overseeing the evaluation of the board of directors and management;

•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

•	recommending members for each committee of our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. We are party to certain transactions with affiliates of our Principal Stockholders described in “Certain Relationships and Related Person Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website at

https://ir.financeofamerica.com/corporate-governance/governance-documents. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. The information contained on, or accessible from, our website is not incorporated by reference herein.

Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our board of directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our board of directors. Our Corporate Governance Guidelines are available on our website at https://ir.financeofamerica.com/corporate-governance/governance-documents.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors will meet in a private session that excludes management and any non-independent directors. Brian L. Libman presides at the executive sessions.

Leadership Structure

Brian L. Libman is our Chairman. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and Chief Executive Officer should be separate. Accordingly, the board of directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that the Mr. Libman is best situated to serve as Chairman and that the Company’s current separated roles of Chairperson and Chief Executive Officer is appropriate. Mr. Libman has extensive experience in specialty finance area and has been involved in structuring and consummating the acquisitions of more than twenty businesses. Mr. Libman serves as Chairman. Ms. Cook currently serves as our Chief Executive Officer but as announced on February 16, 2022, Ms. Cook informed the Company of her intention to retire as Chief Executive Officer of the Company, effective upon the appointment of her successor and to remain on the Board through the date of the Annual Meeting.

Whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” the independent directors may elect from among themselves a Lead Director of the Board. Following nomination by the nominating and corporate governance committee, the Lead Director will be elected by a plurality vote and should generally serve in such capacity for a minimum of one year. Service as Lead Director, however, generally should not exceed five consecutive years but is subject to the

Board’s discretion to set other guidelines in specific instances. The responsibilities of the Lead Director (if one has been elected) shall be determined from time to time by the Board, upon the recommendation of the nominating and corporate governance committee.

Communications with the Board

As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the audit, nominating and corporate governance and compensation committees, any then-serving Lead Director or the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company’s Chief Legal Officer, 5830 Granite Parkway, Suite 400 Plano, Texas 75024, who will forward such communication to the appropriate party.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business. The Board exercises direct oversight of strategic risks to the Company in regular coordination with the Company’s management. The audit committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The compensation committee oversees risks relating to the Company’s compensation policies and practices. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. Each committee charged with risk oversight reports to the Board on those matters.

Hedging Policy

Our securities trading policy prohibits company personnel and their related persons from engaging in any transactions involving any derivatives, including trading in futures and derivative securities, or hedging activities, including options, warrants, puts, call or other similar arrangements or instruments designed to hedge or offset decreases in the market value of securities, related to the Company’s securities. Further, our securities trading policy provides that company personnel and their related persons are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.

Corporate Responsibility Overview

Information about our approach to environmental, social and governance standards can be found on our website at https://ir.financeofamerica.com/esg.

Our People:

As of December 31, 2021, we had 6,716 employees. Of these, there were 5,458 full-time and 84 part-time employees based in the U.S. We had an additional 1,174 based in the Philippines. As of December 31, 2021, we also employed 114 full-time contractors. None of our employees are represented by a labor union and we consider our employee relations to be good. Our long-term success as an organization depends upon our ability to maintain and develop our human capital.

We strive to foster an environment that is safe and healthy. We also strive to promote a strong culture across our business that recognizes the importance of respecting one another and our customers. These objectives are accomplished through a commitment to diversity, equity and inclusion (DEI), an emphasis on training and development, and the provision of a comprehensive benefits package with a focus on physical and mental wellness.

Diversity, Equity and Inclusion:

In 2021, we formalized our commitment to DEI and took steps to make that commitment clear to our employees, investors, stakeholders and future talent. Diversity is simply a fact in our large, geographically dispersed workforce. It is important to acknowledge our differences, and the value that our varied experiences and perspectives can bring to our Company, which can lead to innovation and revenue growth. We believe that we can increase employee engagement and retention and improve recruitment of the best talent by creating an inclusive culture, paying employees fairly and providing opportunities to grow and thrive.

Employee Training and Development:

Finance of America utilizes a modern learning management platform that houses our centralized training and organizational development content, including Compliance training. Our Compliance training program covers an array of legal and regulatory topics. All consumer-facing employees are assigned required courses educating them on compliance with consumer protection laws for the industries in which we operate. Required Compliance training is reviewed not less than annually by representatives of the Compliance and Legal departments to ensure that necessary topics are included and that courses are assigned to all employees who are required to, or would benefit from, the training.

All new employees are assigned a series of trainings during onboarding, spanning topics such as Ethics and Insider Trading, as well as an attestation to our core Company policies such as Information Security.

We also require our entire workforce to periodically complete a Discrimination and Harassment Prevention training course to ensure they understand what constitutes unlawful sexual harassment and discrimination, employees’ rights and available forums for adjudicating complaints.

Compliance with consumer protection regulations is supported by robust technology and monitored by our Compliance department.

Employee Benefits and Wellness:

At Finance of America, we are always on the lookout for new benefits that meet employees’ evolving needs. As we navigate the COVID-19 era, we understand that employees may be under increased stress due to a variety of factors. Therefore, we maintain a strong focus on supporting the mental health of our employees and partner closely with mental healthcare providers. We take a holistic approach to supporting employees in need by carefully coordinating available resources and ensuring employees know what resources are available and where to turn for support.

Our Response to the COVID-19 Pandemic:

Our commitment to always putting employees’ health and safety first is the guiding principle behind our response to the COVID-19 pandemic. Ongoing communications from Human Resources and business leaders have helped to remove uncertainty for employees by clarifying our policies. We also provide ongoing support, tools and flexibility for employees to manage their personal and professional lives. Flexibility has been especially important for our employees, who are juggling many responsibilities and challenges during the pandemic.

Most of our employees have been working remotely since March 2020. Employees appreciate the flexibility and reduced commute time afforded by working from home. Remote work is also good for the environment. We’ve seen our FedEx mailings and printer use decline dramatically, and we now require far less office square footage per employee. Remote work has not adversely impacted our bottom line.

Our workforce of 1,000+ employees in Manila, Philippines focuses primarily on business processing services and operations. We took significant measures to ensure employee safety and business continuity for our offshore workforce, given that most were not accustomed to working remotely or equipped to do so. We provided these employees with home office equipment, as well as internet services and allowances to ensure they had the resources needed to work virtually, given home internet access is not common in the Philippines. In addition, water filtration systems were also provided to our Manila team to help ease the burden caused by the pandemic and other natural disasters, such as typhoons, which are common in the region.

Leaders and teams across the Company have taken many creative approaches to boosting morale and supporting teamwork, connection and engagement throughout the pandemic. In addition to various virtual team events and activities, care packages and tokens of appreciation have been frequently sent to employees.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers.

Name	Age	Principal Occupation and Other Information
Patricia L. Cook	69	Patricia L. Cook joined the Company in March 2016 and has served as Chief Executive Officer since October 2020. Ms. Cook joined the board of directors of the Company in connection with the closing of the Business Combination. She served as President of the Company from March 2017 until October 2020. Prior to joining the Company, Ms. Cook served as the President of Ditech Financial LLC from February 2013 to February 2016 and Executive Vice President of Green Tree Servicing (now Ditech Financial LLC) from January 2009 to February 2013. Previous to Green Tree Servicing, Ms. Cook served as Executive Vice President and Chief Business Officer of Freddie Mac, Chief Investment Officer for JPMorgan and Chief Investment Officer for Prudential Investment Management, after beginning her career at Salomon Brothers in 1979. Ms. Cook holds a B.A. from Saint Mary’s College and an M.B.A. from New York University Stern School of Business.

Graham A. Fleming	53	Graham A. Fleming joined the Company in December 2013 and has served as our Chief Administrative Officer since 2014. Mr. Fleming was appointed to President of our Company in October 2020. Prior to joining the Company, Mr. Fleming founded and served as the President of Icon Residential Lenders. Prior to that, Mr. Fleming served as the Chief Financial Officer of AMRESCO Residential Mortgage and as the Co-Chief Executive Officer of Finance America LLC. Mr. Fleming brings over 25 years of experience in the mortgage lending business including extensive expertise in strategic planning, accounting and financial management, regulatory compliance, quality control and risk management, secondary operations and capital markets. Mr. Fleming attended the Dublin Business School, Ireland and is a Chartered Certified Accountant.

Johan Gericke	51	Johan Gericke joined the Company in March 2021 as Chief Financial Officer. Prior to joining the Company, he spent ten years at Capital One in a variety of senior roles including Managing Vice President of Corporate Development, Chief Financial Officer of Retail Banking and Chief Financial Officer of Commercial Banking. Prior to that, he worked at Wells Fargo as Senior Vice President of Corporate Development. Mr. Gericke brings over 19 years of financial services experience with extensive expertise in accounting, mergers and

Name	Age	Principal Occupation and Other Information
		acquisitions, corporate finance and strategic planning. He holds an Honors Bachelor of Accounting Science from the University of South Africa and qualified as a South African Chartered Accountant. Mr. Gericke also holds an M.B.A. from Santa Clara University.

Jeremy Prahm	44	Jeremy Prahm joined the Company in December 2015 as Senior Managing Director across numerous segments of our business, including our Portfolio Management, Forward Mortgage, Reverse Mortgage, and Commercial businesses. Mr. Prahm was appointed as Chief Investment Officer of the Company in April 2021. Prior to joining the Company, Mr. Prahm served as a Portfolio Manager and Director of Quantitative Solutions at Green Tree Investment Management, a wholly owned subsidiary of Walter Investment Management, from December 2008 to December 2015. Mr. Prahm holds a B.S. in Economics from Saint Cloud University.

Anthony W. Villani	65	Anthony W. Villani oversees our Company’s Legal and Compliance teams and joined the Company in October 2020. He was previously the general counsel of Beyond Finance, Inc. He also served for eight years as executive vice president and general counsel of Nationstar Mortgage Holdings, Inc., now known as Mr. Cooper Group Inc. (“Mr. Cooper”). Prior to joining Mr. Cooper, Mr. Villani was vice president and associate general counsel for three years at Goldman Sachs, where he served as the managing attorney for Litton Loan Servicing LP, a Goldman Sachs company. He also served as executive vice president and general counsel of EMC Mortgage Corporation, a Bear Stearns company. Mr. Villani holds a J.D. from Oklahoma City University School of Law and a B.S. in Political Science from Arizona State University. He was admitted to the Oklahoma Bar in 1983 and the Texas Bar in 1989.

PROPOSAL NO. 2—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company is requesting that stockholders vote, on a non-binding basis, to approve the compensation of our named executive officers as discussed in the “Compensation Discussion and Analysis” and the tabular executive compensation disclosure, including the “Summary Compensation Table” and accompanying narrative disclosure. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 2 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and related narrative discussion, is hereby APPROVED.”

As described in the Compensation Discussion and Analysis for Finance of America Companies Inc. section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the compensation committee, are designed to provide competitive pay opportunities to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis for Finance of America Companies Inc., as well as the discussion regarding the compensation committee presented in this Proxy Statement.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3— NON-BINDING VOTE ON FREQUENCY OF

STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

The Company is requesting that stockholders vote, on a non-binding basis, to recommend, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

In considering their vote, stockholders may wish to review with care the information presented in connection with Proposal No. 2, the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis for Finance of America Companies Inc. as well as the discussion regarding the compensation committee, contained within this Proxy Statement.

We believe a one-year frequency is most consistent with the Company’s approach to compensation. Our reasons include:

•

We believe that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.

•

We believe that an annual advisory vote on executive compensation is consistent with our policy of seeking input from our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices even though it is not required by law.

It is expected that the next vote on a say-on-pay frequency proposal will occur at our 2028 annual meeting of stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following discussion and analysis describes our executive compensation philosophy and programs, the key decisions of our compensation committee with respect to these programs and the reasons for those decisions, principally with respect to our named executive officers, or the NEOs. Our named executive officers for the year ended December 31, 2021 were:

Name	Title
Patricia L. Cook	Chief Executive Officer*
Graham A. Fleming	President
Johan Gericke	Chief Financial Officer**
Jeremy E. Prahm	Chief Investment Officer
Tai A. Thornock	Chief Accounting Officer***
Anthony W. Villani	Chief Legal Officer

*	As previously disclosed, on February 16, 2022, Ms. Cook informed the Company of her intention to retire as Chief Executive Officer of the Company, effective upon the appointment of her successor.
**	Mr. Gericke was appointed as Chief Financial Officer of the Company on April 1, 2021.
***	Mr. Thornock served as Interim Chief Financial Officer of the Company from January 1, 2021 through March 31, 2021.

On April 1, 2021, the Company became a public company as a result of a series of transactions pursuant to which Replay combined with Finance of America Companies Inc. (the “Business Combination”), and began trading under the symbol “FOA” on the New York Stock Exchange on April 5, 2021. As a result, the compensation awarded to, earned by, or paid to the NEOs prior to April 1, 2021 was provided by and determined in accordance with policies and practices developed by UFG Holdings LLC (“UFG”), the Company’s predecessor holding company.

Historically, the Company’s compensation practices were representative of the integrated cultures and philosophies of the various businesses that were acquired and integrated together to create the Company. In 2021, the compensation committee of the board of directors of the Company, in consultation with its independent compensation consultant, worked with management to develop plans, programs and practices associated with executive and employee compensation to reinforce and sustain the philosophy and principles disclosed below.

Compensation Philosophy and Objectives

Our compensation program is designed in accordance with a pay-for-performance philosophy. We believe that our Company is our people and that our success is a cumulative outcome. The compensation programs we offer directly influence our ability to attract, retain and motivate the highly qualified and experienced professionals who are vital to our success as a company. We believe people perform at their best when they are in well-defined roles, when they feel valued and when they are not distracted by outside concerns.

The top leadership roles in our Company carry tremendous responsibility and demand knowledge, personal qualities and experience that are highly valued in the talent market. Our principal executive compensation objectives are to:

•	Attract, retain and motivate leaders who love what they do and possess the attributes necessary to successfully execute their duties;

•	Reward senior management in a manner aligned with our financial performance, intended to encourage them to apply their attributes to the greatest advantage of our stakeholders; and

•	Align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To accomplish these objectives, our compensation philosophy:

•

Provides a compelling market-competitive opportunity, contingent upon attainment of business results ratified by the board of directors, to participate annually in the financial success of the Company; and

•	Aligns the executive’s long-term career opportunities and financial outcomes with long-term shareholder value, growth of the Company and sustainable business strategies.

The tools we use to accomplish these objectives are continuously being evaluated, refined and balanced to provide an opportunity-to-risk ratio that is consistent with the Company’s needs. We invest competitively according to our assessment of the actual market value of individuals and reward additional performance-based value, allowing us to share a portion of that value as it occurs.

To accomplish these ends, we provide total direct compensation to our executives via the following:

•	Base salaries;

•	Annual cash incentive compensation; and

•	Long-term incentive compensation.

We also invest significantly in our executives’ and other employees’ professional development, constructive and supportive work environments, effective technologies and in assistance for managing personal health and welfare.

Executive Compensation in 2021

Process for Determining 2021 Compensation

Role of the compensation committee and Management

During 2021, the compensation committee assessed the performance of Patricia L. Cook, our Chief Executive Officer, establishing a compensation structure intended to ensure that a substantial portion of Ms. Cook’s compensation would be directly linked to her individual performance and the performance of our business.

In determining the compensation of each of our named executive officers other than the Chief Executive Officer, the compensation committee sought the input of the Chief Executive Officer. The Chief Executive Officer provided recommendations to the compensation committee regarding the compensation of the other named executive officers. The performance of our named executive officers is reviewed at least annually by the compensation committee, based in part on assessments provided by the Chief Executive Officer on all of our named executive officers (other than the Chief Executive Officer). The compensation committee determines each named executive officer’s compensation at least annually. The Chief Executive Officer is not involved in decisions regarding her own compensation.

Role of the Compensation Consultant

In preparation for and in connection with the Business Combination, the compensation committee engaged Frederic W. Cook & Co., Inc. (the “Consultant”) to provide executive compensation consulting services, to advise on executive and director compensation and to help align executive pay with market practices for executive pay decisions following the Business Combination. In May 2021, with the assistance of the Consultant, we conducted a review of the competitiveness of our executive compensation program. With the Consultant’s assistance, we compared total direct compensation (i.e., sum of base salary, short-term incentive compensation and the value of long-term incentives) against market data provided by the Consultant and used it as a reference point to provide a framework for post-Business Combination fiscal 2021 executive compensation decisions.

Factors Considered in Setting Compensation

In determining post-Business Combination compensation levels for our named executive officers, the compensation committee considered each named executive officer’s particular position and responsibility and relied upon the judgment and experience of its members, including their knowledge of competitive compensation levels in our industry. The compensation committee believes that compensation should be competitive with compensation for executive officers in similar positions and with similar responsibilities in our marketplace. As described above, in 2021, the compensation committee retained its own compensation consultant and reviewed peer company disclosures and survey data specific to each NEO, along with consideration of several different factors, including the individual’s performance, scope of responsibilities, depth and breadth of overall leadership experience, and the importance of the position to achieving our strategies. Based upon the considerations described above, the compensation committee determined the total amount of the post-Business Combination compensation and the allocation of total compensation among each of our main components of compensation described below, for the NEOs.

In order to meet our goal of structuring post-Business Combination total direct compensation that is generally competitive with our peers, the board of directors, upon recommendation of the compensation committee, established the following peer group for fiscal 2021:

Black-Knight	LendingTree	PennyMac Financial
Chimera Investment	MGIC Investment	Radian Group
CoreLogic	Mr. Cooper Group	Redwood Trust
Flagstar Bancorp	NMI Holdings	SLM
Greensky	Ocwen	Walker & Dunlop

The compensation committee has used the peer group as a reference point when reviewing the competitiveness of our executive compensation program, making executive compensation decisions, and assisting with the design and operation of our annual incentive plan and the long-term incentive awards.

Key Elements of Executive Compensation Program

Compensation for our named executive officers consists of the following key components:

Element	Description	Objective(s)
Base Salary	• Fixed portion of annual cash pay, which is paid semi-monthly and reviewed annually	Provides a competitive level of fixed compensation

Annual Cash Incentive Compensation	• An annual cash payment targeted as a percentage of base salary that is contingent upon performance	Provides financial incentive to achieve annual business objectives

Long-Term Incentive Compensation	• Following the Business Combination, and in consideration of the cancellation of the underlying phantom units previously granted under the MLTIP, the Company granted Replacement RSUs	Provides incentives to meet long-term Company goals, align executives with shareholder interests, and support retention

Element	Description	Objective(s)
and associated Earnout Rights to certain NEOs pursuant to the terms of the A&R MLTIP described further below

• The Company began granting annual incentive RSU awards in early 2022

NEO Salaries in 2021

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased in light of the individual performance of a NEO, company performance, or changes in the executive’s position within our business, the scope of his or her responsibilities and his or her tenure with the Company.

In preparation for and in connection with the Business Combination, the compensation committee worked with the Consultant to approve market-competitive salary levels for continuing executives and approved base salary increases for certain of our named executive officers. These new salary levels became effective on May 16, 2021. Base salary levels for Messrs. Gericke and Villani were established in connection with their hires during 2021 and 2020, respectively.

The base salaries of our NEOs in 2021, as compared to 2020, were as follows:

Named Executive Officer	2020 Base Salary ($)	2021 Base Salary ($)
Patricia L. Cook	300,000	910,000
Graham A. Fleming	300,000	850,000
Johan Gericke	—	450,000
Jeremy E. Prahm	300,000	850,000
Tai A. Thornock	257,500	300,000
Anthony W. Villani	350,000	350,000

Annual Cash Incentive Compensation

Under the 2021 NEO compensation program, each of our NEOs were eligible to earn an annual cash incentive award targeted at an amount equal to a specified percentage of such NEO’s base salary. Awards to NEOs were tied primarily to Company performance with some variability due to business unit performance. For 2021, target incentive payout amounts for each of the named executive officers were as follows:

Named Executive Officer	2021 Base Salary ($)	Annual Incentive Target % of Base Salary	Annual Incentive Target Payout ($)
Patricia L. Cook	910,000	262%	2,380,000
Graham A. Fleming	850,000	175%	1,487,500
Johan Gericke	450,000	117%	525,000
Jeremy E. Prahm	850,000	175%	1,487,500
Tai A. Thornock	300,000	75%	225,000
Anthony W. Villani	350,000	NA*	NA*

*	Pursuant to his offer letter, Mr. Villani was guaranteed a bonus of $700,000 for 2021.

The compensation committee, in its sole discretion, approves each named executive officer’s annual cash incentive award payout, taking into consideration recommendations from Ms. Cook (other than with respect to her own compensation). For 2021, these decisions were based primarily on the compensation committee’s assessment of such named executive officer’s individual performance, operational performance of the business functions for which he or she has responsibility, and the officer’s potential to enhance and contribute to our equity owners’ long-term interests. In evaluating these factors, members of the compensation committee relied upon their judgment to determine the ultimate amount of a named executive officer’s annual cash incentive payment that the compensation committee believed was necessary to properly incentivize the named executive officer to seek to achieve our objectives and reward a named executive officer for achieving those objectives over the course of the prior year. Key factors the compensation committee considered in making such determination with respect to Ms. Cook were her role in overseeing the growth and operations of the Company and her leadership on the strategic direction of the Company generally. A key factor that the compensation committee considered in making such determinations with respect to Mr. Gericke were leadership and oversight of the Company’s financial management and treasury functions. Key factors the compensation committee considered in making such determinations with respect to Mr. Prahm were his role in overseeing and managing the strategic direction of the Company’s portfolio management segment. Key factors the compensation committee considered in making such determinations with respect to Mr. Fleming were his oversight of the operation and performance of all lines of business and his role in certain strategic initiatives undertaken by the Company. Key factors the compensation committee considered in making such determinations with respect to Mr. Thornock were his leadership and oversight of the Company’s accounting functions. 2021 bonus awards were paid to our CEO and other NEOs during the first quarter of 2022. The actual cash bonus amounts awarded for the 2021 performance period based on these considerations are reflected below and reported in the “Bonus” column of the Summary Compensation Table.

Named Executive Officer	2021 Annual Cash Incentive Award ($)
Patricia L. Cook	2,750,000
Graham A. Fleming	1,250,000
Johan Gericke	525,000
Jeremy E. Prahm	1,250,000
Tai A. Thornock	360,000
Anthony W. Villani	700,000

Sign-On Awards and Discretionary Bonuses

From time to time, we may award sign-on, retention and discretionary bonuses or other awards to attract or retain executive talent. Generally, sign-on bonuses and other awards are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

On February 15, 2021, in connection with Mr. Gericke joining the Company, we entered into an employment offer letter with him to provide for the terms of his compensation as our Executive Vice President – Finance and our Chief Financial Officer. As part of this offer, Mr. Gericke received a cash sign-on bonus of $100,000 and a grant of restricted stock units (RSUs) with a grant date value of $600,000 (the “CFO Sign-On RSUs”). The RSUs were granted in consideration of the unvested equity Mr. Gericke forfeited upon departure from his former employer. Pursuant to the terms of the RSU award, one-third vested on the grant date, and the remaining two-thirds will vest in equal installments on each of the first two anniversaries of the grant date, subject to Mr. Gericke’s continued employment on the applicable vesting date.

On August 19, 2020, in connection with Mr. Villani joining the Company, we entered into an employment offer letter with him effective October 2, 2020 to provide for the terms of his compensation as our Chief Legal Officer. As part of this offer, Mr. Villani was guaranteed a discretionary cash bonus of $700,000 for the 2021 performance period, subject to Mr. Villani’s continued employment on the bonus payment date.

On May 28, 2021, in recognition of exceptional performance, Mr. Thornock received an incremental discretionary cash bonus of $50,000.

Initial Management Long-Term Incentive Plan

From January 1, 2015 to March 31, 2021, UFG had established a Management Long-Term Incentive Plan (the “MLTIP”) to provide an incentive to key employees to continue in the employment of the Company and to improve the growth and profitability of the Company. Under the MLTIP, phantom units were granted as a vehicle to provide participants with the opportunity to receive payments in connection with certain distributions of the Company. The MLTIP provided that any potential payout with respect to the phantom units would occur only after a specified level of cumulative distributions had been received by equity holders of the Company and was subject to continued employment of the holder through the applicable payment dates. Prior to the Business Combination, there were no payments made with respect to the phantom units.

The phantom units were accounted for as a profit-sharing arrangement under ASC Topic 710, Compensation – General (“Topic 710”) as they did not represent a substantive form of equity and were not indexed to the price of UFG common units. In connection with the Business Combination, participants in the MLTIP received a combination of cash and Replacement RSUs in consideration of the cancellation of their phantom units as described further in “—Actions Taken in Connection with the Transactions” below.

Retirement and Other Benefits

Our named executive officers are generally eligible to receive the same benefits and to participate in the same plans that we offer to other full-time employees, including health and dental insurance, group term life insurance, short- and long-term disability insurance, other health and welfare benefits, our 401(k) Savings Plan (including matching contributions by the Company) and other voluntary benefits. Our NEOs are not eligible to participate in the Company’s Employee Stock Purchase Plan.

These benefits are provided to the named executive officers to eliminate potential distractions from performing their regular job duties. We believe the cost of these programs is counterbalanced by an increase in productivity by the executives receiving access to them.

Tax Considerations

We operate our compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code.

Restrictions on Hedging or Pledging

Our securities trading policy prohibits company personnel and their related persons from engaging in any transactions involving any derivatives, including trading in futures and derivative securities, or hedging activities, including options, warrants, puts, call or other similar arrangements or instruments designed to hedge or offset decreases in the market value of securities, related to the Company’s securities. Further, our securities trading policy provides that company personnel and their related persons are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.

Actions Taken in Connection with the Business Combination

Amended and Restated Management Long-Term Incentive Plan

In connection with the execution of the transaction agreement, by and among Replay, Finance of America Equity Capital LLC, and the other parties thereto, dated as of October 12, 2020 (the “Transaction Agreement”), UFG adopted the Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan (the “A&R MLTIP”), effective as of the date the Transaction Agreement was executed.    The A&R MLTIP replaced the MLTIP under which certain named executive officers were previously granted phantom units as a vehicle to provide participants with the opportunity to receive payments in connection with certain distributions of the Company. Following the date the Transaction Agreement was executed, no additional phantom units were permitted to be granted under the A&R MLTIP.

Under the terms of the A&R MLTIP, participants (including Ms. Cook and Messrs. Fleming, Prahm and Thornock) were entitled to receive, subject to the terms and conditions of the A&R LTIP, (i) a cash payment promptly following April 1, 2021, the closing date of the Business Combination, and, in consideration for the cancellation of the underlying phantom units granted under the MLTIP, (ii) a grant of restricted stock units under the Incentive Plan (as defined below, such restricted stock units, referred to herein as the “Replacement RSUs”) and (iii) the right to receive additional shares of Class A Common Stock upon the occurrence of, at any time during the six years following closing of the Business Combination, (a) the average trading price of our Class A Common Stock meeting or exceeding $12.50 for any 20 trading days within a period of 30 consecutive trading days (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”) or (b) the average trading price of the Class A Common Stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date,” collectively, the “Earnout Rights”). The Earnout Rights are subject to the same service requirements as the Replacement RSUs, as described below. The A&R MLTIP is administered by the compensation committee of the Company, such administrative body being referred to herein as the “Administrator.”

As described above, the Earnout Rights will vest upon the occurrence of certain market-based events (in each instance, an “Earnout Date.”) As applicable, each participant shall receive the right to receive a number of additional shares of Class A Common Stock equal to the product of (i) 900,000 and (ii) a fraction, the numerator of which is the number of Replacement RSUs granted to such participant and the denominator of which is equal to the quotient of (x) the Retained Value (as defined below) divided by (y) the Closing Price (as defined below). The Earnout Rights are subject to the same vesting conditions as the Replacement RSUs to which they relate and will settle at the same time as such Replacement RSUs; provided that, to the extent that a Replacement RSU has settled prior to the occurrence of the applicable Earnout Date, any Earnout Rights in respect of such Replacement RSUs will be vested as of the occurrence of the applicable Earnout Date and will be settled promptly following such Earnout Date. Notwithstanding the foregoing, to the extent that any Replacement RSUs are forfeited on or prior to the occurrence of an Earnout Date, for purposes of calculating such participant’s Earnout Rights with respect to such Earnout Date, the amount in the numerator of the fraction described in clause (ii) of the first sentence of this paragraph will be reduced by the number of Replacement RSUs forfeited by such participant on or prior to the applicable Earnout Date.

The terms of the A&R MLTIP provided that, to the extent that the holders of FoA Units (following the Business Combination) as of immediately following the pre–Business Combination closing reorganization (the “Original Unitholders”) receive (i) cash distributions (other than tax distributions) and (ii) cash amounts in respect of a transfer of such FoA Units, together with all prior distributions in connection with the closing of the Business Combination, in excess of a specified hurdle amount equal to the sum of (x) $250,000,000, (y) any capital contributions made to the Company after January 1, 2015, and (z) an amount equal to a fifteen percent (15%) return on capital contributions made to the Company after January 1, 2015, compounded annually (such distributions, “Eligible Distributions”), each participant holding phantom units who is actively employed by one of FoA Equity, its affiliates, subsidiaries or successors or, following the closing of the Business Combination, the Company (for purposes of the A&R MLTIP, referred to herein collectively as, the “Company Group”) on the closing date of the Business Combination would be entitled to receive an amount equal to the product of (i) such Eligible Distribution, (ii) 10% and (iii) a fraction, the numerator of which is the number of phantom units held by such participant and the denominator of which is 1,250, payable promptly following the closing of the Business Combination (“Eligible Distribution Award”).

Original Unitholders received an Eligible Distribution in connection with the closing of the Business Combination, and, accordingly, participants in the A&R MLTIP who were employed by a member of the Company Group on the closing date of the Business Combination (the “A&R MLTIP Participants”) became entitled to receive their respective Eligible Distribution Award, subject to satisfaction of the Release Requirement (defined below). In connection with the Business Combination and pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to the A&R MLTIP Participants was borne economically by the Original Unitholders and any rights to repayment or tax deductions associated therewith was allocated to the Original Unitholders. Under the A&R MLTIP, the Administrator had the discretion to pay Eligible Distribution Award in the form of cash, Class A Common Stock, other equity securities or property or any combination. The Administrator determined to pay the Eligible Distribution Awards in cash, and such amounts were paid to participants on or around April 23, 2021.

In addition, on June 17, 2021, pursuant to the terms of the A&R MLTIP, the Company granted to each participant (including each Ms. Cook and Messrs. Fleming, Prahm and Thornock) that (i) held phantom units as of the closing date of the Business Combination and (ii) remained employed with the Company Group as of the RSU Grant Date (as defined below), in consideration for the cancellation of the participant’s phantom units, a number of Replacement RSUs (rounded to the nearest whole number, with 0.5 rounding up) equal to the product of (x) the number of phantom units held by such participant as of the closing date of the Business Combination and (y) the quotient of (A) the Retained Value per Phantom Unit divided by (B) the Closing Price (the date of grant of such Replacement RSUs, the “RSU Grant Date”). For purposes hereof:

•	“Closing Price” equaled $10 per share;

•

“Retained Value” equaled 10% of the sum of (i) the fair market value of all FoA Units held by the Continuing Unitholders immediately following the closing of the Business Combination plus (ii) the product of (x) the number of shares of Class A Common Stock held indirectly by the Continuing Stockholders (as defined in the Transaction Agreement) immediately following the closing of the Business Combination and (y) the Closing Price plus (iii) the present value of the estimated payments to be made by the Company pursuant to the Tax Receivable Agreements (as defined in the Transaction Agreement) plus (iv) the aggregate principal value of notes issued by FoA Equity (or its subsidiaries) (if any) that are distributed to Original Unitholders prior to closing of the Business Combination. Any determinations as to the calculations of the Retained Value will be made by the Administrator in its sole discretion; and

•	“Retained Value per Phantom Unit” equaled the quotient of (i) the Retained Value, divided by (ii) 1,250.

The Replacement RSUs have the following terms:

•	25% of the Replacement RSUs vested on the RSU Grant Date (the “Grant Date RSUs”);

•

The remaining 75% of the Replacement RSUs will vest in equal installments on each of the first three anniversaries of April 1, 2021, the closing date of the Business Combination, subject to the participant’s continued employment with a member of the Company Group through the applicable vesting date;

•	The Grant Date RSUs were settled on September 29, 2021; and

•	All other Replacement RSUs will settle promptly following the applicable vesting date (and in any event within two and one-half months following the applicable vesting date).

Upon payment in cash for Eligible Distribution Awards and grant of Replacement RSUs, phantom units previously granted to certain executive officers were extinguished.

Notwithstanding the foregoing to the contrary, in the event that a participant experiences a termination of employment other than a termination (i) by the applicable member of the Company Group who employs such participant (the “Employer”) for Cause (as defined in the A&R MLTIP) or (ii) by the participant when grounds for Cause exist, in each case, prior to the RSU Grant Date, the Company will issue, or shall cause to be issued, to such participant a number of shares of Class A Common Stock equal to (x) if such termination is a termination of such participant’s employment by the Employer without Cause, by the participant for Good Reason (as defined in the A&R MLTIP), or as a result of the Participant’s death or disability as defined in the A&R MLTIP) (each of the foregoing terminations referred to herein as a “Good Leaver Termination”), the number of shares of Class A Common Stock underlying the Replacement RSUs that such participant would have received had they remained employed with the Employer as of the RSU Grant Date or (y) if such termination is not a Good Leaver Termination, the number of shares of Class A Common Stock underlying the Grant Date RSUs that such Participant would have received had they remained employed with the Employer as of the RSU Grant Date; provided, that in the sole discretion of the Administrator, the obligations to issue shares of Class A Common Stock may be fully or partially satisfied by the Company causing the Employer to make such participant a cash payment equal to the fair market value of all or some portion of the common stock as of the date of the participant’s termination of employment.

In the event that a participant experiences a Good Leaver Termination and such participant holds any unvested Replacement RSUs as of the date of such Good Leaver Termination, such Replacement RSUs will become vested as of such date. Such Replacement RSUs will be settled promptly following the date of such Good Leaver Termination. The compensation committee may, in its sole discretion, accelerate the vesting of any Replacement RSUs without the consent of a participant.

The Replacement RSUs (and the associated Earnout Rights) were issued pursuant to the Incentive Plan and each are considered a “Substitute Award” for purposes thereof. In the sole discretion of the compensation committee, the obligations to issue shares of Class A Common Stock may be fully or partially satisfied by the Company causing the Employer to make to such participant a cash payment equal to the fair market value of all or some portion of the Class A Common Stock otherwise required to be issued.

Except in the event of a Good Leaver Termination (described above), any outstanding unvested Replacement RSUs (and the corresponding Earnout Rights) will be forfeited immediately upon a Participant’s termination of employment for any reason. The participant will be entitled to retain any amounts previously paid or shares of Class A Common Stock issued or transferred to such participant in respect of his or her phantom units or Replacement RSUs (including subsequent Earnout Rights which are due to such participant in respect of Replacement RSUs which are not otherwise forfeited as described above), as applicable, prior to any termination of employment, provided that, if the Company Group terminates the participant’s employment for Cause or such participant has violated any of the restrictive covenants set forth in any confidentiality, non-solicitation, non-competition or similar agreements entered into by the participant and any member of the Company Group, any unrealized Earnout Rights held by such participant shall be forfeited, and the participant (or his or her estate, as applicable) shall be required to repay to the Employer any amounts previously paid in respect of any phantom units or gain realized on Replacement RSUs or Class A Common Stock issued pursuant to the A&R MLTIP, as applicable, held by such participant (as reduced by any taxes paid in connection with the distributions that are not recovered by deduction, credit or otherwise), without further adjustment for earnings, losses or similar items.

As a condition to the receipt of any cash, shares of Class A Common Stock or restricted stock units, as applicable, pursuant to the A&R MLTIP, participants were required to agree in writing that such receipt is in full satisfaction of any rights or payments owed to such participant under the A&R MLTIP or the MLTIP and that the Company Group shall be released from any further liability other than its satisfaction of the obligations to make payments pursuant to the A&R MLTIP (the “Release Requirement”).

As discussed further below, the obligations of the members of the Company Group to make cash payments and/or deliver shares of Class A Common Stock, whether pursuant to the Replacement RSUs or in connection with the Earnout Right, in each case, under the A&R MLTIP, will be borne economically by the Original Unitholders and any rights to repayment or tax deductions associated therewith will be allocated to the Original Unitholders.

Each of our NEOs (other than Anthony W. Villani and Johan Gericke) are participants in the A&R MLTIP. The Eligible Distribution Award received by such executives, and the number of Replacement RSUs and Earnout Rights granted to such executives (subject to the terms and conditions of the A&R MLTIP) are set forth below.

Named Executive Officer	Eligible Distribution Award ($)	Replacement RSUs(#)	Earnout Rights (First Earnout Achievement Date)(#)	Earnout Rights (Second Earnout Achievement Date)(#)
Patricia L. Cook	2,112,647	1,307,195	68,400	68,400
Graham A. Fleming	2,112,647	1,307,195	68,400	68,400
Jeremy E. Prahm	1,334,303	825,597	43,200	43,200
Tai A. Thornock	222,384	137,600	7,200	7,200

LTIP Award Settlement Agreement

In connection with the Business Combination, the Company entered into an LTIP Award Settlement Agreement (the “LTIP Award Settlement Agreement”), dated as of October 12, 2020, by and among the Company, FoA Equity, and the Original Unitholders, including the Principal Stockholders, pursuant to which such stockholders agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU awards. Accordingly, in connection with the settlement of each vested Replacement RSU award and any related Earnout Rights for which the earnout condition is achieved, such stockholders will deliver to the Company FoA Units and shares of Class A Common Stock, as applicable, in settlement of the awards in accordance with the terms set forth in the LTIP Award Settlement Agreement. Until the earlier of the sixth anniversary of the closing date of the Business Combination or such earlier date when all outstanding Replacement RSU and Earnout Right awards have been settled or otherwise forfeited, the Original Unitholders have agreed to reserve, and not to transfer, a portion of their FoA Units and shares of Class A Common Stock, as the case may be, for future delivery to FoA Equity in connection with the settlement of awards under the A&R MLTIP.

2021 Omnibus Incentive Plan

In connection with the Business Combination, the Company adopted the 2021 Omnibus Incentive Plan (the “Incentive Plan”) and reserved 21,250,000 shares of Class A Common Stock for issuance thereunder, which will allow us to implement a new market-based long-term incentive program to align our executive compensation packages with similarly situated public companies.

In the first quarter of 2022, the compensation committee approved equity grants to our NEOs, which consist of annual grants of time-based restricted stock units that will generally vest in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date, which is intended to incentivize long-term performance and retain key executives.

Compensation Committee Report

The compensation committee of the board of directors has reviewed and discussed the above “Compensation Discussion and Analysis” with the Company’s management required by Item 402(b) of Regulation S-K. Based on this review and discussion, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s 2022 Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

This report was submitted by the compensation committee on April 8, 2022 and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the compensation committee as of April 8, 2022:

Brian L. Libman Menes Chee Lance N. West

2021 EXECUTIVE COMPENSATION

The following tables contain compensation information with respect to the NEOs for the year ended December 31, 2021. As described above in “Compensation Discussion and Analysis—Overview,” the Company is a newly formed entity and therefore, the 2021 compensation presented below in respect of the NEOs prior to April 1, 2021 was determined in accordance with policies and practices developed by UFG in respect of services the NEOs provided to UFG and/or its subsidiaries.

Summary Compensation Table

The following table provides summary information concerning compensation to or on behalf of our NEOs for the fiscal years indicated. For 2021, to supplement the SEC-required disclosure, we have included an additional “Adjusted Total” column to the right of the Summary Compensation Table. We are presenting this supplemental column to exclude amounts associated with certain legacy FoA Equity phantom unit awards that were cancelled in connection with the Business Combination and to show how the compensation committee views the NEOs’ compensation for fiscal 2021. The additional “Adjusted Total” column reflects the “Total” as calculated under SEC rules but excludes the grant date fair value of stock awards presented in the “Stock Awards Funded by the Original Unitholders Upon Cancellation of Cumulative 2015 – 2020 Phantom Units” column and any Eligible Distribution Award received by such executive officers as a result of the Original Unitholders achieving a return in excess of the hurdle associated with such phantom units in connection with Business Combination. As discussed above, in connection with the Business Combination, certain executive officers were granted Replacement RSUs and Earnout Rights in consideration for the cancellation of legacy phantom units previously granted to such officers by FoA Equity under the initial MLTIP from January 1, 2015 through the date of the Transaction Agreement. Pursuant to the terms of the LTIP Award Settlement Agreement, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU and Earnout Right awards. In addition, in connection with the Business Combination and pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to the A&R MLTIP Participants was also borne economically by the Original Unitholders. Amounts reported in the “Adjusted Total” column differ substantially from the amounts determined under SEC rules as reported in the “Total” column, and are not a substitute for “Total Compensation” as determined under SEC rules.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards Funded by the Original Unitholders Upon Cancellation of Cumulative 2015 – 2020 Phantom Units $(4)	Stock Awards Funded by Company(5)	Stock Awards ($)(6)	Non-Equity Incentive Plan Compensation Funded by the Original Unitholders as a Distribution on Cumulative 2015 – 2020 Phantom Units ($)(7)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)	Adjusted Total ($)(9)
Patricia L. Cook	2021	681,250	2,750,000	13,610,413	—	13,610,413	2,112,647	2,112,647	8,700	19,163,010	3,439,950
Chief Executive Officer	2020	300,000	3,500,000	—	—	—	—	—	10,925	3,810,925	3,810,925
	2019	300,000	850,000	—	—	—	—	—	8,400	1,158,400	1,158,400

Graham A. Fleming	2021	643,750	1,250,000	13,610,413	—	13,610,413	2,112,647	2,112,647	8,700	17,625,510	1,902,450
President	2020	300,000	3,500,000	—	—	—	—	—	11,675	3,811,675	3,811,675
	2019	300,000	850,000	—	—	—	—	—	809,302	1,959,302	1,959,302

Johan Gericke(1)	2021	363,069	625,000	—	599,997	599,997	—	—	—	1,588,066	1,588,066
Chief Financial Officer

Jeremy E. Prahm	2021	643,750	1,250,000	8,596,052	—	8,596,052	1,334,303	1,334,303	8,700	11,832,805	1,902,450
Chief Investment Officer	2020	291,667	3,500,000	—	—	—	—	—	8,125	3,799,792	3,799,792
	2019	250,000	1,000,000	—	—	—	—	—	809,302	2,059,302	2,059,302

Tai A. Thornock	2021	285,029	410,000	1,432,680	—	1,432,680	222,384	222,384	9,450	2,359,543	704,479
Chief Accounting Officer and Interim Chief Financial Officer	2020	255,625	750,000	—	—	—	—	—	9,532	1,015,157	1,015,157
	2019	250,000	250,000	—	—	—	—	—	8,400	508,400	508,400

Anthony W. Villani	2021	350,000	700,000	—	—	—	—	—	9,200	1,059,200	1,059,200
Chief Legal Officer	2020	84,918	300,000	—	—	—	—	—	83	385,001	385,001

(1)	Mr. Gericke commenced employment with the Company on March 10, 2021 and was appointed Chief Financial Officer on April 1, 2021.
(2)

The amounts in the “Salary” column represent the base salary earned by each NEO. For additional details on actions taken with respect to the base salaries of the applicable NEOs in fiscal 2021, see “Compensation Discussion and Analysis— Key Elements of Executive Compensation Program —NEO Salaries in 2021.”

(3)

The amounts in the “Bonus” column for 2021 represent annual bonus awards and other discretionary awards described above, which were paid in the first quarter following the calendar year. The terms of the Company’s annual cash incentive program are described more fully above under “—Compensation Discussion and Analysis —Executive Compensation in 2021—Annual Cash Incentive Compensation”.

(4)

Represents the aggregate grant date fair value of time-vesting Replacement RSUs and Earnout Rights granted in connection with the Business Combination calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). The assumptions made in determining values with respect to awards granted during fiscal 2021 are disclosed in Note 27 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 15, 2022. As the Earnout Rights vest subject to the Company achieving certain share price targets, they are subject to market conditions, and not performance conditions, as defined under Topic 718, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table. Such Replacement RSUs and Earnout Rights were granted to certain executive officers in connection with the Business Combination in consideration for the cancellation of legacy phantom units previously granted to such officers by FoA Equity under the initial MLTIP from January 1, 2015 through the date of the Transaction Agreement. For additional information on the cancellation of such phantom units, see “—Compensation Discussion and Analysis—Actions Taken in Connection with the Business Combination.”

As discussed above, in connection with the Business Combination, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU awards pursuant to the terms of the LTIP Award Settlement Agreement. Accordingly, in connection with the settlement of each vested Replacement RSU award and any related Earnout Rights for which the earnout condition is achieved, such stockholders will deliver to the Company FoA Units and shares of Class A Common Stock, as applicable, in settlement of the awards in accordance with the terms set forth in the LTIP Award Settlement Agreement. For additional information on the terms of the Replacement RSUs, Earnout Rights and the LTIP Award Settlement Agreement, see “—Compensation Discussion and Analysis—Actions Taken in Connection with the Business Combination.”

(5)

In the case of Mr. Gericke, amounts reported reflect the aggregate grant date fair value of the CFO Sign-On RSUs calculated in accordance with Topic 718. For additional information on the terms of the CFO Sign-On RSUs, see “—Compensation Discussion and Analysis —Sign-On Awards.” The assumptions made in determining values with respect to awards granted during fiscal 2021 are disclosed in Note 27 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 15, 2022.

(6)

Represents the aggregate grant date fair value of the time-vesting Replacement RSUs, Earnout Rights and CFO Sign-On RSUs as reported in the “Stock Awards Funded by the Original Unitholders Upon Cancellation of Cumulative 2015 – 2020 Phantom Units” and “Stock Awards Funded by Company” columns.

(7)

Represents the amount of the Eligible Distribution Award received by Ms. Cook and Messrs. Prahm, Fleming and Thornock in connection with the Business Combinations with respect to their phantom units. From January 1, 2015 through October 12, 2020, each of Ms. Cook and Messrs. Prahm, Fleming and Thornock received awards of phantom units under the Company’s prior MLTIP. The phantom units were accounted for as a profit-sharing arrangement under Topic 710 as they did not represent a substantive form of equity and were not indexed to the price of UFG common units. In connection with the Business Combination, each of Ms. Cook and Messrs. Prahm, Fleming and Thornock received an Eligible Distribution Award upon the Original Unitholders achieving a return in excess of the hurdle associated with the phantom units. Pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to each of Ms. Cook and Messrs. Prahm, Fleming and Thornock was borne economically by the Original Unitholders. For additional information see “—Compensation Discussion and Analysis —Actions Taken in Connection with the Business Combination.”

(8)

For each NEO other than Messrs. Villani and Thornock, the amounts in the “All Other Compensation” column for 2021 include Company 401(k) matching contributions. In the case of Messrs. Villani and Thornock, amounts include Company 401(k) matching contributions and Company matching contribution to their health savings accounts.

(9)

To supplement the SEC-required disclosure in the Summary Compensation Table, we have included this additional “Adjusted Total” column to the right of the Summary Compensation Table. We are presenting this supplemental column to show how the compensation committee views the NEOs’ compensation for fiscal

2021. The additional “Adjusted Total” column reflects the “Total” compensation column calculated under SEC rules but excludes the grant date fair value of Replacement RSUs and Earnout Rights granted to certain executive officers in connection with the Business Combination in consideration for the cancellation of legacy phantom units previously granted to such officers by FoA Equity and any Eligible Distribution Award received by such executive officers as a result of the Original Unitholders achieving a return in excess of the hurdle associated with such phantom units. Pursuant to the terms of the LTIP Award Settlement Agreement, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU and Earnout Right awards. In addition, pursuant to the terms of the Transaction Agreement, the Original Unitholders elected to reduce the amount of the pre-closing distributions permitted under the Transaction Agreement to which they would have otherwise been entitled by an amount equal to the aggregate Eligible Distribution Award payable to the A&R MLTIP Participants. Accordingly, the Eligible Distribution Award payable to the A&R MLTIP Participants was also borne economically by the Original Unitholders. Amounts reported in the “Adjusted Total” column differ substantially from the amounts determined under SEC rules as reported in the “Total” column, and are not a substitute for “Total Compensation” as determined under SEC rules.

Grants of Plan-Based Awards in Fiscal 2021

The following table provides information with respect to grants of plan-based awards to our NEOs during the year ended December 31, 2021.

			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Patricia L. Cook	Replacement RSUs Funded by Original Unitholders(1)	6/17/2021	—	—	—	1,307,195		12,392,209
	Earnout Rights Funded by Original Unitholders(2)	6/17/2021	—	136,800	—	—		1,218,204

							Total:	13,610,413
Graham A. Fleming	Replacement RSUs Funded by Original Unitholders(1)	6/17/2021	—	—	—	1,307,195		12,392,209
	Earnout Rights Funded by Original Unitholders(2)	6/17/2021	—	136,800	—			1,218,204

							Total:	13,610,413

Johan Gericke	Sign-On RSUs(3)	11/18/2021	—	—	—	112,149		599,997

							Total:	599,997
Jeremy E. Prahm	Replacement RSUs Funded by Original Unitholders(1)	6/17/2021	—	—	—	825,597		7,826,660
	Earnout Rights Funded by Original Unitholders(2)	6/17/2021	—	86,400	—	—		769,392

							Total:	8,596,052
Tai A. Thornock	Replacement RSUs Funded by Original Unitholders(1)	6/17/2021	—	—	—	137,600		1,304,448
	Earnout Rights Funded by Original Unitholders(2)	6/17/2021	—	14,400	—	—		128,232

							Total:	1,432,680

Anthony W. Villani		—	—	—	—	—	—	—

(1)

Represents grants of Replacement RSUs. Each Replacement RSU represents a contingent right to receive one share of the Company’s Class A Common Stock. The restricted stock units will be settled in either Class A Common Stock or cash (or a combination thereof) at the discretion of the compensation committee. Pursuant to the terms of the A&R

MLTIP, 25% of the Replacement RSUs vested on the grant date, and the remaining 75% will vest in equal installments on each of the first three anniversaries of the closing of the Business Combination, subject to each holder’s continued employment through the vesting date. See “—Compensation Discussion and Analysis —Actions Taken in Connection with the Business Combination” for further discussion of the Replacement RSUs granted in 2021. As discussed above, pursuant to the terms of the LTIP Award Settlement Agreement, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Replacement RSU awards.
(2)

Reflects Earnout Rights granted in 2021, which represent the right to receive additional shares of Class A Common Stock. Half of the Earnout Rights will vest upon the occurrence of the First Earnout Achievement Date and half of the Earnout Rights will vest upon the occurrence of the Second Earnout Achievement Date. The Earnout Rights are subject in each case to the same service requirements as the Replacement RSUs. See “—Compensation Discussion and Analysis —Actions Taken in Connection with the Business Combination” for further discussion of the Earnout Rights granted in 2021. As discussed above, pursuant to the terms of the LTIP Award Settlement Agreement, the Original Unitholders, including our Principal Stockholders, have agreed to pay and bear the economic consequences to the Company of the obligation to settle such Earnout Right awards.

(3)

Reflects the CFO Sign-On RSUs granted to Mr. Gericke. Each CFO Sign-On RSU represents a contingent right to receive one share of the Company’s Class A Common Stock. The CFO Sign-On RSUs will be settled in either Class A Common Stock or cash (or a combination thereof) at the discretion of the compensation committee. Pursuant to the terms of the award, one-third of the CFO Sign-On RSUs vested on the grant date, and the remaining two-thirds will vest in equal installments on each of the first two anniversaries of the grant date, subject to Mr. Gericke’s continued employment on the applicable vesting date.

(4)

Represents the grant date fair value of the Replacement RSUs, Earnout Rights and CFO Sign-On RSUs, as applicable, granted in 2021 with respect to the NEOs. The assumptions made in determining values with respect to awards granted during fiscal 2021 are disclosed in Note 27 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 15, 2022.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Amended and Restated Management Long-Term Incentive Plan

The Company’s MLTIP was established on January 1, 2015 to provide an incentive to key employees to continue in the employment of the Company and to improve the growth and profitability of the Company. UFG adopted the A&R MLTIP, effective as of October 12, 2020, the date the Transaction Agreement was executed. For further discussion of the A&R MLTIP, see “—Actions Taken in Connection with the Transactions—Amended and Restated Management Long-Term Incentive Plan” above. As a result of awards granted pursuant to the A&R MLTIP, phantom units held by certain executive officers of the Company were replaced in connection with the adoption of the Incentive Plan.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Patricia L. Cook	980,397	(2)	3,892,176	136,800	(3)	543,096
Graham A. Fleming	980,397	(2)	3,892,176	136,800	(3)	543,096
Johan Gericke	74,766	(4)	296,821	NA		NA
Jeremy E. Prahm	619,198	(2)	2,458,216	86,400	(3)	343,008
Tai A. Thornock	103,200	(2)	409,704	14,400	(3)	57,168
Anthony W. Villani	NA		NA	NA		NA

(1)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2021, the last trading day of the fiscal year, of $3.97.
(2)	Represents Replacement RSUs which will vest in equal installments on each of the first three anniversaries of the closing of the Business Combination, subject to each holder’s continued employment.
(3)

Reflects Earnout Rights granted in 2021, which represent the right to receive additional shares of Class A Common Stock and will vest 50% upon the occurrence of the First Earnout Achievement Date and 50% upon the occurrence of the Second Earnout Achievement Date, in each case subject to the same continued service requirements as the Replacement RSUs.

(4)

Reflects the CFO Sign-On RSUs granted to Mr. Gericke, which will vest in equal installments on each of the first two anniversaries of the grant date, subject to Mr. Gericke’s continued employment on the applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2021

The following table provides information regarding the amounts recognized by our NEOs upon the vesting of stock awards during the year ended December 31, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Patricia L. Cook	326,798	1,643,794
Graham A. Fleming	326,798	1,643,794
Johan Gericke	37,383	199,999
Jeremy E. Prahm	206,399	1,038,187
Tai A. Thornock	34,400	173,032
Anthony W. Villani	N/A	N/A

(1)	The equity awards that vested during the 2021 fiscal year consist of RSUs granted pursuant to our Incentive Plan.
(2)	The value realized on vesting is based on the closing price on the NYSE of our common stock on the day prior to the vesting date or, if immediately vesting, the closing price on the grant date.

Pension Benefits and Nonqualified Deferred Compensation

Our NEOs do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the year ended December 31, 2021.

Potential Payments and Benefits upon Termination or Change in Control

Salary Continuation Agreements

The Company entered into a salary continuation agreement with Patricia L. Cook on March 7, 2016, which provides the Company the option to pay Ms. Cook her regular salary and any benefits (excluding bonus or other incentive compensation) for a period of the Company’s choosing (not to exceed 12 months from the date of termination) in exchange for Ms. Cook’s agreement to abide by certain restrictive covenants, including non-competition, non-solicitation and confidentiality provisions. The agreement would be triggered by her voluntary separation from the Company and not by any other type of separation.

The Company entered into a salary continuation agreement with Jeremy E. Prahm on December 2, 2015, which provides the Company the option to pay Mr. Prahm his regular salary and any benefits (excluding bonus or other incentive compensation) for a period of the Company’s choosing (not to exceed 6 months from the date of termination) in exchange for Mr. Prahm’s agreement to abide by certain restrictive covenants, including noncompetition, non-solicitation and confidentiality provisions. The agreement would be triggered by his voluntary separation from the Company and not by any other type of separation.

None of our other NEOs are party to any arrangement that provides for severance benefits.

Equity Awards

In the case of outstanding Replacement and CFO Sign-On RSUs, in the event that a participant experiences a Good Leaver Termination and such participant holds any unvested RSUs as of the date of such Good Leaver Termination, such RSUs will become vested as of such date. Such RSUs will be settled promptly following the date of such Good Leaver Termination. Except in the event of a Good Leaver Termination, any outstanding unvested Replacement RSUs (and the corresponding Earnout Rights) will be forfeited immediately upon a participant’s termination of employment for any reason. In the case of the CFO Sign-On RSUs, in the event of a Change in Control (as defined in the applicable award agreement), in connection with which the successor to the Company or acquiring entity fails to assume, convert or replace the RSUs, any then-outstanding unvested RSUs, to the extent not assumed, will become vested as of immediately prior to the Change in Control, provided Mr. Gericke has not undergone a termination prior to consummation of such Change in Control.

Estimated Payments and Benefits Upon Termination

This section describes the potential payments and benefits to which the NEOs would have been entitled to receive if one of several different termination of employment or change in control events occurred on December 31, 2021.

Name	Death ($)(4)		Disability ($)		Termination Without Cause or for Good Reason ($)		Voluntary Separation by Executive ($)		Change in Control ($)
Patricia L. Cook
Salary	—		—		—		910,000	(2)	—
Annual Bonus	—		—		—		—		—
Accelerated Vesting of RSUs	3,892,176	(1)	3,892,176	(1)	3,892,176	(1)	—		—
Acceleration of Service Condition for Earnout Rights	—	(3)	—	(3)	—	(3)	—	(3)	—
Benefits	—		—		—		6,407	(2)	—

Total	3,892,176		3,892,176		3,892,176		916,407		—

Name	Death ($)(4)		Disability ($)		Termination Without Cause or for Good Reason ($)		Voluntary Separation by Executive ($)		Change in Control ($)
Graham A. Fleming
Salary	—		—		—		—		—
Annual Bonus	—		—		—		—		—
Accelerated Vesting of RSUs	3,892,176	(1)	3,892,176	(1)	3,892,176	(1)	—		—
Acceleration of Service Condition for Earnout Rights	—	(3)	—	(3)	—	(3)	—	(3)	—
Benefits	—		—		—		—		—

Total	3,892,176		3,892,176		3,892,176			—	—

Johan Gericke
Salary	—		—		—		—		—
Annual Bonus	—		—		—		—		—
Accelerated Vesting of RSUs	296,821	(1)	296,821	(1)	296,821	(1)	—		—
Benefits	—		—		—		—		—

Total	296,821		296,821		296,821			—	—

Jeremy E. Prahm
Salary	—		—		—		425,000	(2)	—
Annual Bonus	—		—		—		—		—
Accelerated Vesting of RSUs	2,458,216	(1)	2,458,216	(1)	2,458,216	(1)	—		—
Acceleration of Service Condition for Earnout Rights	—	(3)	—	(3)	—	(3)	—	(3)	—
Benefits	—		—		—		277		—

Total	2,458,216		2,458,216		2,458,216			425,277	—

Tai A. Thornock
Salary	—		—		—		—		—
Annual Bonus	—		—		—		—		—
Accelerated Vesting of RSUs	409,704	(1)	409,704	(1)	409,704	(1)	—		—
Acceleration of Service Condition for Earnout Rights	—	(3)	—	(3)	—	(3)	—	(3)	—
Benefits	—		—		—		—		—

Total	409,704		409,704		409,704			—	—

Anthony W. Villani
Salary	—		—		—		—		—
Annual Bonus	—		—		—		—		—
Benefits	—		—		—		—		—

Total	—		—		—			—	—

(1)

Pursuant to the award agreements granting each of Ms. Cook and Messrs. Prahm, Fleming and Thornock Replacement RSUs under our 2021 Omnibus Incentive Plan as a result of the A&R MLTIP, in the event any named executive officer’s employment terminates as a result of his or her death or disability, all unvested Replacement RSU awards shall immediately vest. Additionally, pursuant to the Replacement RSU award agreements, in the event any named executive officer’s employment is terminated by the Company without Cause, or by the employee for Good Reason, all unvested Replacement RSU awards shall immediately vest. Pursuant to the award agreement granting Mr. Gericke RSUs under our 2021 Omnibus Incentive Plan, in the event our named executive officer’s employment terminates as a result of his death or disability or in the event of a change in control, in connection with which the successor to the Company fails to assume, convert or replace the RSUs, all unvested RSU awards shall immediately vest. Additionally, pursuant to the RSU award agreement, in the event our named executive officer’s employment is terminated by the Company without Cause, or by the employee for Good Reason, all unvested RSU awards shall immediately vest. Equity amounts are based on the closing market price of our Class A Common Stock of $3.97 on December 31, 2021.

(2)

Represents an amount equal to 12 months of base salary and benefits as of December 31, 2021 for Ms. Cook and 6 months of base salary and benefits as of December 31, 2021 for Mr. Prahm. Pursuant to the respective Salary Continuation Agreement, upon voluntary termination by the NEO, the Company may exercise and enforce restrictive covenants up to the referenced time period in exchange for salary continuation.

(3)

Pursuant to the award agreements granting each of Ms. Cook and Messrs. Prahm, Fleming and Thornock Earnout Rights as a result of the A&R MLTIP, in the event our named executive officer’s employment terminates as a result of his or her death or disability or, in the event our named executive officer’s employment is terminated by the Company without Cause or by the employee for Good Reason, the service condition for all of the outstanding Earnout Rights shall be immediately satisfied. The Earnout Rights will remain outstanding and subject to an Earnout Date being achieved, i.e., the market condition being met, prior to vesting. As of December 31, 2021, the market condition applicable to the Earnout Rights had not been met.

(4)

These amounts do not include benefits under employer paid life insurance policies that are generally available to all employees. All salaried employees are entitled to a death benefit of one-time annual earnings up to $500,000.

DIRECTOR COMPENSATION

Beginning on April 1, 2021, we offered a market-competitive director compensation program for non-employee, non-Blackstone affiliated directors. Our director compensation program provides eligible non-employee directors with an annual compensation package of $200,000, consisting of a quarterly cash retainer of $25,000 and an annual grant of approximately $100,000 in equity compensation. Directors who are employed by us and directors who are affiliated with Blackstone are not compensated by us for their services as directors. Accordingly, neither Patricia L. Cook nor Menes O. Chee received any such compensation. The table below summarizes the compensation earned by each eligible non-employee director for the year ended December 31, 2021.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Brian L. Libman	75,000	99,997	174,997
Norma C. Corio	75,000	99,997	174,997
Robert W. Lord	75,000	99,997	174,997
Tyson A. Pratcher	75,000	99,997	174,997
Lance N. West	75,000	99,997	174,997

(1)	Reflects fees earned by the director for the year ended December 31, 2021, whether or not paid in such year.
(2)

The amount reflects the aggregate grant date fair value of the stock awards granted on November 18, 2021, computed in accordance with Topic 718, based the closing price of our common stock on the grant date. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 27 (Equity Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 15, 2022. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs. As of December 31, 2021, each of our eligible non-employee directors held an aggregate 18,691 RSUs.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of our Class A Common Stock may be issued. The only plan pursuant to which the Company may currently make additional equity grants is the 2021 Omnibus Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2021 Omnibus Incentive Plan	12,112,527(1)	N/A(2)	21,058,651(3)
Equity compensation plans not approved by security holders	—	—	—

Total	12,112,527	N/A	21,058,651

(1)

Total includes (i) 10,412,866 A&R MLTIP Replacement RSUs, (ii) 1,531,440 A&R MLTIP Earnout Right RSUs and (iii) 168,221 Non-LTIP RSUs. The Replacement RSUs and Earnout Right RSUs defined under the A&R MLTIP are specified as “Substitute Awards” and do not count against the Absolute Share Limit defined within the Incentive Plan.

(2)	There are no equity compensation plan securities outstanding that have an exercise price.
(3)

These shares are available for grant as of December 31, 2021 under the Incentive Plan pursuant to which the compensation committee of the board of directors may make various share based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards, and other cash-based awards granted under the Incentive Plan. The maximum number of shares that may be granted under the Incentive Plan is 21,250,000, without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each fiscal year commencing on January 1, 2022, in an amount equal to the least of (x) 5,312,500 shares of Class A Common Stock, (y) 2.5% of the total number of shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year, treating, for the avoidance of doubt, all then-outstanding FoA Units as shares of Class A Common Stock assuming the full exchange of then-outstanding FoA Units for shares of Class A Common Stock in accordance with the Exchange Agreement, and (z) a lower number of shares of Class A Common Stock as determined by the Board.

PROPOSAL NO. 4—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP to serve as our independent registered public accounting firm for 2022. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of BDO USA, LLP unless you specify otherwise.

Audit and Non-Audit Fees

As previously disclosed, in April 2021, following the Business Combination, the Board terminated the engagement of WithumSmith+Brown, PC (“Withum”) as Replay’s independent registered accounting firm. On April 1, 2021, Replay’s board of directors approved the retention of BDO USA, LLP (“BDO”) as its new independent registered accounting firm as of April 7, 2021. Prior to the completion of the Business Combination, BDO was the independent registered accounting firm of FoA Equity, and upon the completion of the Business Combination, BDO remained as the independent registered accounting firm of the Company.

Withum’s reports on Replay’s financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to Replay’s ability to continue as a going concern if it did not complete a business combination by April 8, 2021. Furthermore, during those two fiscal years and through March 31, 2021, there have been no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its reports on Replay’s financial statements for such periods.

For the years ended December 31, 2020 and 2019, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided Withum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 7, 2021.

Replay has not consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The following table presents the aggregate fees billed for professional services rendered by Withum for the fiscal year ended December 31, 2020 and BDO for the fiscal year ended December 31, 2021.

Type of Fees	2020	2021
Audit Fees(1)	$103,330	$6,455,460
Audit-Related Fees(2)	—	161,347
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$103,330	$6,616,807

(1)

Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, debt offerings, statutory filings and registration statements.

(2)

Audit-related fees are fees for services related to service organization controls (SOC) reports, ex-patriate tax returns and forms, international transfer pricing compliance, and an employee benefit plan audit.

(3)	Tax fees are for services related to tax compliance, tax planning and tax advice.
(4)	Withum and BDO did not provide any other services during the period.

Audit Committee’s Pre-Approval Policy

It is the audit committee’s policy to pre-approve all auditing services and non-audit services (other than “prohibited non-audit services”) to be provided to the Company by its independent registered public accounting firm. The audit committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services. Unless otherwise provided by the audit committee, the audit committee chairperson (provided such audit committee chairperson is independent) is hereby authorized to pre-approve audit and permitted non-audit services as necessary. Any pre-approvals made by the audit committee chairperson or such other independent member of the audit committee to whom such authority has been delegated shall be presented to the full audit committee at its next scheduled meeting. Prior to the Business Combination, Replay’s audit committee pre- approved all of Withum’s services for 2020 and, following the Business Combination, the Company’s audit committee pre-approved all of BDO’s services for 2020 and 2021 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange , or the NYSE, and that Ms. Corio is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

Management of the Company is responsible for our overall financial reporting process. BDO USA, LLP (“BDO”), our independent registered public accounting firm, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. GAAP. The Audit Committee’s (“Committee”) responsibility is to oversee these processes and, necessarily, in its oversight role, the Committee relies on the work and assurances of management and of BDO. The Committee is also solely responsible for the selection and termination of our independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.

The Audit Committee:

•	met four times in 2021;

•	has met with and held discussions with management of the Company, who represented to the Committee that its audited consolidated financial statements were prepared in accordance with U.S. GAAP;

•

has also reviewed and discussed the audited consolidated financial statements of the Company and discussed with BDO the matters required to be discussed under the applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•

has received the written disclosures and the letter from BDO as required per the requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and discussed with BDO its independence; and

•	participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

In reliance on these reviews and discussions, and the report of BDO, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

This report was submitted by the Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Audit Committee Members

Norma C. Corio-Chair

Tyson A. Pratcher

Robert W. Lord

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Class A Common Stock as of April 8, 2022 by:

•	each person known to the Company to be the beneficial owner of more than 5% of the shares of any class of the Company’s common stock;

•	each named executive officer or director of the Company; and

•	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the shares of Class A Common Stock of the Company is based on 62,322,681 vested shares of Class A Common Stock outstanding and 15 shares of Class B Common stock outstanding. The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of FoA Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

The beneficial ownership information below excludes 4,258,500 unvested shares of Class A Common Stock held by Replay Sponsor, LLC which are subject to vesting and forfeiture and will not be entitled to receive any dividends or other distributions, or to have any other economic rights until such shares are vested, and such shares will not be entitled to receive back dividends or other distributions or any other form of economic “catch-up” once they become vested. Additionally, for so long as they remain unvested, such shares must be voted proportionately with all other shares of Class A Common Stock and Class B Common Stock on all matters put to a vote of holders of the Company’s voting stock (i.e., holders of unvested shares will have no discretion in how such shares are voted).

The beneficial ownership information below excludes the shares underlying the Warrants, the securities which were issued as an additional earnout payment in connection with the Business Combination (the “Earnout Securities”) and the shares expected to be issued or reserved under the Omnibus Incentive Plan, which are not deemed beneficially owned under the rules of the SEC.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Class A Common Stock(1)	FoA Units(1)	% of Total |Voting Power(2)
Five Percent Holders:
Blackstone(3)(4)	21,813,834	50,122,895	38.3%
Named Executive Officers and Directors:
Brian L. Libman(3)(5)	326,664	72,121,330	38.6%
Patricia L. Cook(6)	305,392	394,954	*
Menes O. Chee(7)	—	—	—
Norma C. Corio	—	—	—
Robert W. Lord	—	—	—
Tyson A. Pratcher	—	—
Lance N. West(8)	700,000	—	*
Graham A. Fleming(9)	366,797	1,265,965	*
Jeremy E. Prahm(10)	224,560	476,059	*
Johan Gericke	33,128	—	*
Tai A. Thornock	48,640	—	—
Anthony W. Villani	—	—	—
All Directors and Executive Officers as a Group (12 persons)	2,005,181	74,258,308	40.6%

*	Represents less than 1%.
(1)

Subject to the terms of the Exchange Agreement, the FoA Units are exchangeable for shares of the Company’s Class A Common Stock on a one-for-one basis. Beneficial ownership of FoA Units reflected in this table has not been also reflected as beneficial ownership of shares of the Company’s Class A Common Stock for which such FoA Units may be exchanged. Shares of Class B Common have no economic rights but provide each holder of at least one such share (regardless of the number of shares so held) to a number of votes that is equal to the aggregate number of FoA Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally.

(2)	Represents percentage of voting power of the Company’s Class A Common Stock and Class B Common Stock voting together as a single class.
(3)

Pursuant to the Stockholders Agreement, each of our Principal Stockholders have certain board nomination and other rights as described in “Certain Relationships and Related Party Transactions—Exchange Agreement.” Each of the Blackstone Investors and the BL Investors agreed to vote the respective shares of the Company’s common stock beneficially owned by them in favor of the individuals nominated as the Company’s directors in accordance with the terms of the Stockholders Agreement.

(4)

Reflects 49,836,805 FoA Units held directly by BTO Urban Holdings L.L.C., 286,090 FoA Units held directly by Blackstone Family Tactical Opportunities Investment Partnership NQ – ESC L.P. and 21,813,834 shares of Class A Common Stock directly held by BTO Urban Holdings II L.P based on the amended Schedule 13D filed by Blackstone on April 5, 2022.

BTO Urban Holdings L.L.C. is owned by Blackstone Tactical Opportunities Fund – NQ L.P., Blackstone Tactical Opportunities Fund II – NQ L.P., Blackstone Tactical Opportunities Fund – A (RA) – NQ L.P., Blackstone Tactical Opportunities Fund – I – NQ L.P., Blackstone Tactical Opportunities Fund – S – NQ L.P., Blackstone Tactical Opportunities Fund – C – NQ L.P., Blackstone Tactical Opportunities Fund – L – NQ L.P., Blackstone Tactical Opportunities Fund – O – NQ L.P., Blackstone Tactical Opportunities Fund – N – NQ L.P., Blackstone Tactical Opportunities Fund – U – NQ L.L.C., Blackstone Tactical Opportunities Fund II – C – NQ L.P., Blackstone Tactical Opportunities Fund – T – NQ L.P., Blackstone Tactical Opportunities Fund II – F – NQ L.P., Blackstone Tactical Opportunities Fund – G – NQ L.P., Blackstone Tactical Opportunities Fund – AD – NQ L.P. (collectively, each of the Blackstone Tactical Opportunities

Funds described above in this paragraph shall be referred to as the “Blackstone Tactical Opportunities Funds”), BTAS NQ Holdings L.L.C. and Blackstone Family Tactical Opportunities Investment Partnership SMD L.P.

The general partner of each of the Blackstone Tactical Opportunities Funds is Blackstone Tactical Opportunities Associates – NQ L.L.C. The sole member of Blackstone Tactical Opportunities Associates – NQ L.L.C. is BTOA – NQ L.L.C. The managing member of BTOA – NQ LLC is Blackstone Holdings II L.P. The managing member of BTAS NQ Holdings L.L.C. is BTAS Associates – NQ L.L.C. The managing member of BTAS Associates – NQ L.L.C. is Blackstone Holdings II L.P.

The general partner of Blackstone Family Tactical Opportunities Investment Partnership SMD L.P. is Blackstone Family GP L.L.C. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Mr. Schwarzman.

The general partner of Blackstone Family Tactical Opportunities Investment Partnership NQ – ESC L.P. is BTO-NQ Side-by-Side GP L.L.C. The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P.

The general partner of BTO Urban Holdings II L.P. is Blackstone Tactical Opportunities Associates L.L.C. The managing member of Blackstone Tactical Opportunities Associates L.L.C. is BTOA L.L.C. The managing member of BTOA L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C.

Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(5)	Reflects 326,664 shares of Class A Common Stock and 72,121,330 FoA Units based on the amended Schedule 13D filed by Brian L. Libman on April 5, 2022.

Pursuant to the limited liability company agreement of Libman Family Holdings, LLC (“LFH”), LFH is managed by a board of managers consisting of Brian L. Libman, as the sole manager. LFH is owned, in equal parts, by Libman-Alpha Holdings, LLC (“Alpha”), Libman-Eta Holdings, LLC (“Eta”) and Libman-Kappa Holdings, LLC (“Kappa”). Each of Alpha, Eta and Kappa are owned by Brian L. Libman, Sharon Libman, Libman 2004 Trust (the “04 Trust”) and Libman Family Generational Trust (the “Generational Trust”). The Trustee of each of the 04 Trust and the Generational Trust is Kenneth Libman.

Pursuant to the limited liability company agreement of The Mortgage Opportunity Group, LLC (“TMOG”), TMOG is managed by a board of managers consisting of Brian L. Libman, as the sole manager. TMOG is owned, in equal parts, by Brian L. Libman and Sharon Libman.

(6)	Reflects 305,392 shares of Class A Common Stock held directly by Ms. Cook and 394,954 FoA Units held through a wholly-owned corporation.
(7)

Mr. Chee is an employee of Blackstone or one of its affiliates but disclaims beneficial ownership of shares beneficially owned by Blackstone and its affiliates. The address for Mr. Chee is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(8)	Reflects securities held directly by CDZ Capital Partners, LP. The general partner of CDZ Capital Partners, LP is CDZ Capital Corp. Mr. West controls CDZ Capital Corp.’s investment decisions.
(9)	Reflects 366,797 shares of Class A Common Stock held directly by Mr. Fleming and 1,265,965 FoA Units held through a wholly-owned corporation.
(10)	Reflects 224,560 shares of Class A Common Stock held directly by Mr. Prahm and 476,059 FoA Units held through a wholly-owned corporation.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. Except as previously reported and based solely on our review of copies of such reports, written representations and other information otherwise available to us, we believe that, during 2021, no director, executive officer, chief accounting officer or beneficial owner of more than 10% of our common stock failed to timely file a report required pursuant to Section 16(a) of the Exchange Act, except that, due to administrative error, five Form 3s were filed one day late on behalf of our Principal Stockholders.

TRANSACTIONS WITH RELATED PERSONS

Stockholders Agreement

In connection with the Business Combination, concurrently with the closing of the Business Combination, the Company and certain pre-closing equityholders of FoA Equity entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement, each of the Blackstone Investors and BL Investors are entitled to nominate a certain number of directors to the board of directors, based on each such holder’s ownership of the voting securities of the Company. The nomination rights of each Principal Stockholder are substantially identical and subject to the same terms, conditions and requirements. The number of directors that each of the Blackstone Investors and the BL Investors will separately be entitled to designate to the board of directors increases and/or decreases on a sliding scale such that, for example, if the Blackstone Investors or the BL Investors, as the case may be, hold more than 40% of the outstanding shares of Class A Common Stock, assuming a full exchange of all FoA Units for the publicly traded Class A Common Stock, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 40% of the members of the board of directors; if the Blackstone Investors or the BL Investors, as the case may be, hold between 30% and 40% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 30% of the members of the board of directors; if the Blackstone Investors or the BL Investors, as the case may be, hold between 20% and 30% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 20% of the members of the board of directors; and if the Blackstone Investors or the BL Investors, as the case may be, hold between 5% and 20% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 10% of the members of the board of directors.

The Stockholders Agreement also provide each Principal Stockholder with basic information and management rights, as well as detailed venture capital operating company covenants. In addition, the Stockholders Agreement permits the Company’s Principal Stockholders to assign their rights and obligations under the agreement, in whole or in part, without the Company’s prior written consent. Furthermore, the Stockholders Agreement also requires the Company to cooperate with the Principal Stockholders in connection with certain future pledges, hypothecations, grants of security interest in or transfers (including to third party investors) of any or all of the FoA Units held by the Principal Stockholders, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit.

Unless earlier terminated by agreement of the Principal Stockholders and the board of directors, the Stockholders Agreement will terminate as to each Principal Stockholder at such time as such Principal Stockholder and its affiliates collectively hold less than 5% of the outstanding shares of Class A Common Stock, assuming a full exchange of all FoA Units for the publicly traded Class A Common Stock. In addition, prior to the closing of the Business Combination, the Blackstone Investors and the BL Investors entered into a letter agreement pursuant to which the Blackstone Investors and the BL Investors agreed, among other things, to permit the Blackstone Investors to have priority over the BL Investors with respect to certain sales notwithstanding the terms of the Stockholders Agreement or the Registration Rights Agreement.

Exchange Agreement

In connection with the Business Combination, concurrently with the closing of the Business Combination, the Company, FoA Equity and the Sellers (as defined therein) entered into an Exchange Agreement (the “Exchange Agreement”). The Exchange Agreement sets forth the terms and conditions upon which holders of FoA Units may exchange their FoA Units for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each holder of FoA Units (other than the Company and its subsidiaries), and certain permitted transferees thereof, may on a quarterly basis (subject to the terms of the Exchange Agreement) exchange their FoA Units for shares of Class A Common Stock. In addition, subject to certain requirements, the Blackstone Investors and the BL Investors are generally permitted to exchange FoA Units for shares of Class A Common Stock provided that the number of FoA Units surrendered in such exchanges during any 30-calendar day period represent, in the aggregate, greater than 2% of total interests in partnership capital or profits. The Company may impose restrictions on exchange that it determines to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a holder exchanges FoA Units for shares of Class A Common Stock, the voting power afforded to such holder of FoA Units by their shares of Class B Common Stock is automatically and correspondingly reduced and the number of FoA Units held by the Company is correspondingly increased as it acquires the exchanged FoA Units. For example, if a holder of Class B Common Stock holds 1,000 FoA Units as of the record date for determining stockholders of the Company that are entitled to vote on a particular matter, such holder will be entitled by virtue of such holder’s Class B Common Stock to 1,000 votes on such matter. If, however, such holder were to hold 500 FoA Units as of the relevant record date, such holder would be entitled by virtue of such holder’s Class B Common Stock to 500 votes on such matter.

Registration Rights Agreement

In connection with the Business Combination, concurrently with the closing thereof, the Company and the Principal Stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, upon the demand of any Principal Stockholder, the Company will be required to facilitate a non-shelf registered offering of the Company’s shares requested by such Principal Stockholder to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include Company shares to be sold by the Company for its own account and will also include registrable shares to be sold by holders that exercise their related piggyback rights in accordance with the Registration Rights Agreement. Within 90 days after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. In certain circumstances, Principal Stockholders will be entitled to piggyback registration rights in connection with the demand of a non-shelf registered offering.

In addition, the Registration Rights Agreement entitles the Principal Stockholders to demand and be included in a shelf registration when the Company is eligible to sell its Company shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act. Within 45 days (in the case of a shelf registration on Form S-1) or 30 days (in the case of a shelf registration on Form S-3) after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. Moreover, upon the demand of a Principal Stockholder, the Company will be required to facilitate in the manner described in the Registration Rights Agreement a “takedown” off of an effective shelf registration statement of registrable shares requested by such Principal Stockholder.

The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Tax Receivable Agreements

In connection with the Business Combination, concurrently with the closing thereof, the Company entered into a Tax Receivable Agreement with certain funds affiliated with Blackstone (the “Blackstone Tax Receivable Agreement”) and a Tax Receivable Agreement with certain other members of FoA Equity (the “FoA Tax Receivable Agreement,” and collectively with the Blackstone Tax Receivable Agreement, the “Tax Receivable Agreements”). The Tax Receivable Agreements generally provide for the payment by the Company to certain owners of FoA Equity prior to the Business Combination (the “TRA Parties”) of 85% of the cash tax benefits, if any, that the Company is deemed to realize (calculated using certain simplifying assumptions) as a result of (i) tax basis adjustments as a result of sales and exchanges of units in connection with or following the Business Combination and certain distributions with respect to units, (ii) the Company’s utilization of certain tax attributes attributable to Blocker or the Blocker Shareholders (as defined in the Tax Receivable Agreements), and (iii) certain other tax benefits related to entering into the Tax Receivable Agreements, including tax benefits attributable to making payments under the Tax Receivable Agreements. These tax basis adjustments generated over time may increase (for tax purposes) the depreciation and amortization deductions available to the Company and, therefore, may reduce the amount of U.S. federal, state and local tax that the Company would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of that tax basis, and a court could sustain such challenge. The tax basis adjustments upon sales or exchanges of units for shares of Class A Common Stock and certain distributions with respect to units may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreements as a result of the use of certain assumptions in the Tax Receivable Agreements, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreements is an obligation of the Company and not of FoA Equity. The Company will generally retain the benefit of the remaining 15% of these cash tax benefits.

For purposes of the Tax Receivable Agreements, the cash tax benefits will be computed by comparing the actual income tax liability of the Company to the amount of such taxes that the Company would have been required to pay had there been no tax basis adjustments of the assets of FoA Equity as a result of sales or exchanges or certain distributions with respect to the units, no utilization of certain tax attributes attributable to the Blocker or the Blocker Shareholders, and had the Company not entered into the Tax Receivable Agreements. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreements will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). The term of the Tax Receivable Agreements will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreements early, certain changes of control occur, or the Company breaches any of its material obligations under either the Blackstone Tax Receivable Agreement or the FoA Tax Receivable Agreement, in which case all obligations generally will be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreements (as described below).

Estimating the amount of payments that may be made under the Tax Receivable Agreements is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors, including:

•

the timing of sales or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of FoA Equity at the time of each sale or exchange;

•

the price of shares of the Company’s Class A Common Stock at the time of the sale or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets of FoA, is directly proportional to the price of shares of Class A Common Stock at the time of each sale or exchange;

•

the extent to which such sales or exchanges do not result in a basis adjustment—if a sale or an exchange does not result in an increase to the existing basis, increased deductions will not be available;

•

the amount of tax attributes—the amount of applicable tax attributes attributable to the Blocker or the Blocker Shareholders will impact the amount and timing of payments under the Tax Receivable Agreements;

•

changes in tax rates—payments under the Tax Receivable Agreements will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreements and the amount of payments under the Tax Receivable Agreements; and

•

the amount and timing of our income—the Company is obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreements as and when realized. If the Company does not have taxable income, the Company is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreements for a taxable year in which it does not have taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreements.

As a result of the size of the anticipated tax basis adjustment of the tangible and intangible assets of FoA Equity and the Company’s possible utilization of certain tax attributes, the payments that the Company may make under the Tax Receivable Agreements are expected to be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreements exceed the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreements and/or distributions to the Company by FoA Equity are not sufficient to permit the Company to make payments under the Tax Receivable Agreements after it has paid taxes. Late payments under the Tax Receivable Agreements generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreements are not conditioned upon continued ownership of the Company or FoA Equity by the Continuing Unitholders.

If the Company exercises its right to terminate the Tax Receivable Agreements or in the case of a change in control of the Company or a material breach of the Company’s obligations under either the Blackstone Tax Receivable Agreement or the FoA Tax Receivable Agreement, all obligations under the Tax Receivable Agreements will be accelerated and the Company will be required to make a payment to the TRA Parties in an amount equal to the present value of future payments under the Tax Receivable Agreements, which payment would be based on certain assumptions, including an assumption that any FoA Units that have not been exchanged are deemed exchange for the market value of Class A Common Stock at the time of the termination or the change of control and an assumption the Company would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreements. As a result of the foregoing, (i) the Company could be required to make cash payments to the TRA Parties that are greater than the specified percentage of the actual benefits the Company ultimately realizes in respect of the tax benefits that are subject to the Tax Receivable Agreements, and (ii) the Company would be required to make a cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreements, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, the Company’s obligations under the Tax Receivable Agreements could have a substantial negative impact on its liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control due to the additional transaction costs a potential acquirer may attribute to satisfying such obligations. The Company accounts for obligations under the Tax Receivable Agreements arising from exchanges in connection with the Business Combination at fair value and records obligations under the Tax Receivable Agreements resulting from exchanges subsequent to the Business Combination, as they occur, at the gross undiscounted amount of the expected future payments as an increase to the liability along with the deferred tax asset and valuation allowance (if any) with an offset to additional paid-in capital. As of December 31, 2021 (Successor), the Company had a liability of $34.6 million related to its obligations under the Tax Receivable Agreements, which is included in deferred purchase price liabilities within payables and other liabilities on the Consolidated Statements of Financial Condition.

Decisions made by certain of the TRA Parties in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreements. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreements and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a TRA Party’s tax liability without giving rise to any rights of a TRA Party to receive payments under the Tax Receivable Agreements.

Payments under the Tax Receivable Agreements will be based on the tax reporting positions that we will determine. The Company will not be reimbursed for any cash payments previously made to the TRA Parties pursuant to the Tax Receivable Agreements if any tax benefits initially claimed by the Company are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by the Company to a TRA Parties will be netted against any future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreements. As a result, it is possible that the Company could make cash payments under the Tax Receivable Agreements that are substantially greater than its actual cash tax savings.

FoA Equity Amended and Restated Limited Liability Company Agreement

In connection with the Business Combination, immediately prior to the closing thereof, FoA Equity adopted an Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”). In connection with the adoption of the A&R LLC Agreement, all equity interests of FoA Equity as of immediately prior to the closing of the Business Combination were reclassified into a single class of unitized equity interests designated as FoA Units.

Pursuant to the A&R LLC Agreement, the Company has the sole right to appoint all of the managers of FoA Equity. The board of managers has the right to determine when distributions will be made to the members of FoA Equity and the amount of any such distributions. If the board of managers authorizes a distribution, such distribution will be made to the holders of FoA Units pro rata in accordance with the percentages of their respective FoA Units held. The A&R LLC Agreement provides for tax distributions to the holders of FoA Units if the board of managers determines that a holder, by reason of holding FoA Units, incurs an income tax liability. These tax distributions are computed based on the board of managers’ estimate of the net taxable income of FoA Equity multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual (or, if greater, a corporation) resident in California or New York, New York (whichever is higher), taking into account the deductibility of certain expenses and any limitations thereof and the character of FoA Equity’s income.

The A&R LLC Agreement also provides that substantially all expenses incurred by or attributable to the Company, but not including obligations incurred under the Tax Receivable Agreements by the Company, income tax expenses of the Company and payments on indebtedness incurred by the Company, will be borne by FoA Equity.

Finance of America Commercial Holdings LLC

Prior to the closing of the Business Combination, B2R, an affiliate of the Blackstone Investors, owned the CRNCI in Finance of America Commercial Holdings LLC, consisting of Class B Units representing a 25% economic interest in the entity, with our wholly owned subsidiary holding the remaining 75% interest. The Class B Units were entitled to certain priority distributions of income until certain return hurdles had been achieved. Pursuant to the operating agreement of Finance of America Commercial Holdings LLC (the “FACo Holdings Agreement”), Finance of America Holdings LLC (“FAH”) had an option to redeem the Class B Units upon the occurrence of certain events. In connection with the closing of the Business Combination, in April 2021, FoA caused FAH to exercise its right under the FACo Holdings Agreement to purchase all of the Class B Units held by B2R for a purchase price of $203.2 million taking into account, among other things, the hurdle amount, prior advances made on behalf of the related unitholders and other terms of the FACo Holdings Agreement. As of December 31, 2020, the hypothetical liquidation at book value of the Class B Units was $166.2 million. See Note 2 (Summary of Significant Accounting Policies) and Note 28 (Changes in Contingently Redeemable Noncontrolling Interest) to the Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 15, 2022.

Senior Notes

On November 5, 2020, Finance of America Funding LLC issued $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2025. Certain of FoA’s owners or their affiliated entities, including Blackstone and Brian L. Libman, FoA’s founder and chairman, purchased notes in the offering in an aggregate principal amount of $85 million. Mr. Libman also purchased an additional $50 million of senior unsecured notes.

Other Transactions

In June 2019, FoA executed two Revolving Working Capital Promissory Notes (the “Original BX-BL Promissory Notes”) with certain entities affiliated with Blackstone and Brian L. Libman, respectively. On December 20, 2021, FoA amended the BX-BL Promissory Notes (as amended, the “BX-BL Promissory Notes”) providing for revolving borrowings in an aggregate amount of up to $30.0 million. BX-BL Promissory Notes, which are structured with simultaneous draw and paydown terms and are secured by certain tangible assets of FoA, have a maturity of January 3, 2023 and bear interest at rate per annum equal to 6.5%. Amounts under the BX-BL Promissory Notes may be borrowed, repaid and re-borrowed from time to time. The Company paid an immaterial amount of interest expense relating to this financing for the year ended December 31, 2021.

The Company has entered into a mezzanine loan agreement with Podium Mortgage Capital, LLC, which is a portfolio company of Blackstone. The Company’s borrowing totaled $24.2 million as of the year ended December 31, 2021, and the Company incurred related interest expense totaling $3.2 million for the year ended December 31, 2021.

From time to time in 2021, the Company sold business purposes loans backed by residential properties with an aggregate principal balance of $216.4 million (measured as of each cut-off date applicable to the related sale date) to one or more trusts owned by Everlake Life Insurance Company, which is a portfolio company of Blackstone.

In 2020, the Company entered into a $200.0 million nonrevolving facility commitment with investors affiliated with Blackstone and Brian L. Libman (such investors, the “Related MSR Investors”). Repayment of amounts drawn from the facility are repaid from operating cash flows, which are determined based on net servicing income cash flows received by the Company from certain identified mortgage servicing rights (“MSRs”). As of December 31, 2021, the Company received advances for $24.4 million based on certain identified MSRs which have a fair value of $19.6 million as of December 31, 2021. The Company, through its registered investment advisor subsidiary, also provides advisory services to the Related MSR Investors in exchange for management fees. For the year ended December 31, 2021, the Company received $0.3 million in such management fees.

Other

Blackstone and its affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements has been or is expected to be material to us.

Statement of Policy Regarding Transactions with Related Persons

The Company has adopted a formal written policy that providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, in which the Company and any related person are, were or will be participants in which the amount involves exceeds $120,000, and in which a related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions not required to be disclosed under Item 404(a) of Regulation S-K are not covered by this policy.

Under the policy, the Company will review information that the Company deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Indemnification of Directors and Officers

The A&R Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the A&R Charter provides that the Company’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of the Company’s directors or officers to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2023 annual meeting of stockholders (the “2023 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2023 Annual Meeting, a proposal must be received by our Secretary on or before December 27, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received on or after February 8, 2023, but not later than March 10, 2023. In the event that the date of the 2023 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Finance of America Companies Inc.’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices of internet availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs. While the Company does not household, some brokers with account holders who are Company stockholders may household Proxy Materials, delivering a single proxy statement or notice of internet availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of internet availability of Proxy Materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024, or by phone at (877) 202-2666.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Anthony W. Villani Chief Legal Officer

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://ir.financeofamerica.com/sec-filings/all-sec-filings). Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FOA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. \TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D85504-P67765 01) Brian L. Libman 02) Menes O. Chee 03) Norma C. Corio 04) Robert W. Lord 05) Tyson A. Pratcher 06) Lance N. West 2. An advisory vote to approve the compensation of the named executive officers of the Company; The Board of Directors recommends you vote EVERY YEAR on proposal 3: The Board of Directors recommends you vote FOR proposal 4: 4. The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022. 3. An advisory vote to approve a frequency of future advisory votes on the compensation of the named executive officers of the Company; and Note: The transaction of such other business as may properly come before the Annual Meeting, including any postponements or adjournments thereof. For Against Abstain For Against Abstain FINANCE OF AMERICA COMPANIES INC. FINANCE OF AMERICA COMPANIES INC. 5830 GRANITE PARKWAY, SUITE 400 PLANO, TEXAS 75024 Nominees: 1. Election of Directors The Board of Directors recommends you vote FOR the election of all nominees listed: The Board of Directors recommends you vote FOR proposal 2: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Every 3 Years Every Year Every 2 Years Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com. D85505-P67765 FINANCE OF AMERICA COMPANIES INC. Annual Meeting of Shareholders June 8, 2022 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) each of Brian L. Libman and Anthony W. Villani, as proxy on behalf of the shareholder(s) of the Company at such annual meeting and any postponements or adjournments thereof, and that such persons be, and they hereby are, instructed, in the absence of contrary instructions by the shareholder(s) and proxies delivered to such persons, to represent and to vote all shares of Class A and Class B Common Stock that the shareholder(s) is/are entitled to vote at theAnnual Meeting of Shareholders to be held virtually at 9:00 AM Eastern Time on June 8, 2022, at the following link:www.virtualshareholdermeeting.com/FOA2022. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side